Exhibit 10.1








                            CREDIT AGREEMENT

                        Dated as of July 15, 1999

                                  among

                     THE BORROWERS SIGNATORY HERETO
                           FROM TIME TO TIME,

                              as Borrowers,

                     SUPERIOR ENERGY SERVICES, INC.,

                      THE LENDERS SIGNATORY HERETO
                           FROM TIME TO TIME,

                               as Lenders,

                                   and

                  GENERAL ELECTRIC CAPITAL CORPORATION,

                   as Administrative Agent and Lender

                            TABLE OF CONTENTS

                                                                     PAGE





1.   AMOUNT AND TERMS OF CREDIT                                         2

     1.1  Credit Facilities                                             2

     1.2  Letters of Credit                                             9

     1.3  Prepayments                                                   9

     1.4  Use of Proceeds                                               11

     1.5  Interest and Applicable Margins                               12

     1.6  Eligible Accounts                                             16

     1.7  [Reserved]                                                    18

     1.8  Cash Management Systems                                       18

     1.9  Fees                                                          19

     1.10 Receipt of Payments                                           19

     1.11 Application and Allocation of Payments                        20

     1.12 Loan Account and Accounting                                   20

     1.13 Indemnity                                                     21

     1.14 Access                                                        22

     1.15 Taxes                                                         23

     1.16 Capital Adequacy; Increased Costs; Illegality                 23

     1.17 Joint and Several Obligation; Single Loan                     25

2.   CONDITIONS PRECEDENT                                               25

     2.1  Conditions to the Initial Loans                               25

     2.2  Further Conditions to Each Loan                               27

3.   REPRESENTATIONS AND WARRANTIES                                     27

     3.1  Corporate Existence; Compliance with Law                      28

     3.2  Executive Offices; FEIN                                       28

     3.3  Power, Authorization, Enforceable Obligations                 28

     3.4  Financial Statements and Projections                          29

     3.5  Material Adverse Effect                                       30

     3.6  Ownership of Property; Liens                                  30

     3.7  Labor Matters                                                 31

     3.8  Ventures, Subsidiaries and Affiliates; Outstanding Stock
          and Indebtedness                                              32

     3.9  Government Regulation                                         32

     3.10 Margin Regulations                                            32

     3.11 Taxes                                                         32

     3.12 ERISA                                                         33

     3.13 No Litigation                                                 34

     3.14 Brokers                                                       34

     3.15 Intellectual Property                                         34

     3.16 Full Disclosure                                               34

     3.17 Environmental Matters                                         35

     3.18 Insurance                                                     36

     3.19 Deposit and Disbursement Accounts                             36

     3.20 Government Contracts                                          36

     3.21 Customer and Trade Relations                                  36

     3.22 Agreements and Other Documents                                36

     3.23 Solvency                                                      37

     3.24 Agreement and Plan of Merger                                  37

     3.25 Year 2000                                                     37

4.   FINANCIAL STATEMENTS AND INFORMATION                               38

     4.1  Reports and Notices                                           38

     4.2  Communication with Accountants                                38

5.   AFFIRMATIVE COVENANTS                                              38

     5.1  Maintenance of Existence and Conduct of Business              38

     5.2  Payment of Obligations                                        39

     5.3  Books and Records                                             39

     5.4  Insurance; Damage to or Destruction of Collateral             39

     5.5  Compliance with Laws                                          41

     5.6  Supplemental Disclosure                                       41

     5.7  Intellectual Property                                         42

     5.8  Environmental Matters                                         42

     5.9  Landlords' Agreements, Mortgagee Agreements, Charterer
          Agreements and Bailee Letters                                 43

     5.10 Interest Rate Protection                                      43

     5.11 Further Assurances                                            43

     5.12 Real Estate Surveys                                           43

     5.13 Real Estate Mortgages                                         44

     5.14 Additional Real Estate Mortgages                              44

     5.15 Repayment of Indebtedness to MidSouth National Bank           44

     5.16 Cash Management System; Blocked Account Agreements            44

     5.17 Environmental Reports                                         44

     5.18 Appraisals                                                    45

     5.19 Additional Real Estate Documents                              45

     5.20 Pledge of Stock of Concentric Rentals, S.A.                   45

     5.21 Subordination Agreement                                       45

     5.22 Code Search Reports                                           45

6.   NEGATIVE COVENANTS                                                 45

     6.1  Mergers, Subsidiaries, Etc.                                   45

     6.2  Investments; Loans and Advances                               48

     6.3  Indebtedness                                                  49

     6.4  Employee Loans and Affiliate Transactions                     50

     6.5  Capital Structure and Business                                50

     6.6  Guaranteed Indebtedness                                       50

     6.7  Liens                                                         50

     6.8  Sale of Stock and Assets                                      51

     6.9  ERISA                                                         51

     6.10 Financial Covenants                                           52

     6.11 Hazardous Materials                                           52

     6.12 Sale-Leasebacks                                               52

     6.13 Cancellation of Indebtedness                                  52

     6.14 Restricted Payments                                           52

     6.15 Change of Corporate Name or Location; Change of Fiscal
          Year                                                          52

     6.16 No Impairment of Intercompany Transfers                       53

     6.17 No Speculative Transactions                                   53

     6.18 Leases                                                        53

     6.19 Changes Relating to Subordinated Debt                         53

     6.20 Acquisition of New Real Estate and Vessels                    53

     6.21 Vessel Charters                                               54

     6.22 Waiver of Stay, Extension or Usury Laws                       54

     6.23 Capital Expenditures                                          54

7.   TERM                                                               54

     7.1  Termination                                                   54

     7.2  Survival of Obligations Upon Termination of Financing
          Arrangements                                                  54

8.   EVENTS OF DEFAULT; RIGHTS AND REMEDIES                             55

     8.1  Events of Default                                             55

     8.2  Remedies                                                      57

     8.3  Waivers by Credit Parties                                     57

9.   ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF ADMINISTRATIVE
          AGENT                                                         58

     9.1  Assignment and Participations                                 58

     9.2  Appointment of Administrative Agent                           60

     9.3  Administrative Agent's Reliance, Etc.                         61

     9.4  GE Capital and Affiliates                                     61

     9.5  Lender Credit Decision                                        62

     9.6  Indemnification                                               62

     9.7  Successor Administrative Agent                                62

     9.8  Setoff and Sharing of Payments                                63

     9.9  Advances; Payments; Non-Funding Lenders; Information;
          Actions in Concert                                            64

10.  SUCCESSORS AND ASSIGNS                                             66

     10.1 Successors and Assigns                                        66

11.  MISCELLANEOUS                                                      67

     11.1 Complete Agreement; Modification of Agreement                 67

     11.2 Amendments and Waivers                                        67

     11.3 Fees and Expenses                                             69

     11.4 No Waiver                                                     70

     11.5 Remedies                                                      71

     11.6 Severability                                                  71

     11.7 Conflict of Terms                                             71

     11.8 Confidentiality                                               71

     11.9 GOVERNING LAW                                                 72

     11.10 Notices                                                      72

     11.11 Section Titles                                               73

     11.12 Counterparts                                                 73

     11.13 WAIVER OF JURY TRIAL                                         73

     11.14 Press Releases                                               74

     11.15 Reinstatement                                                74

     11.16 Advice of Counsel; Reliance on Opinions of Counsel           74

     11.17 No Strict Construction                                       74

     11.18 Borrower Representative                                      74

12.  CROSS-GUARANTY                                                     75

     12.1 Cross-Guaranty                                                75

     12.2 Waivers by Borrowers                                          75

     12.3 Benefit of Guaranty                                           76

     12.4 Subordination of Subrogation, Etc.                            76

     12.5 Election of Remedies                                          76

     12.6 [Reserved]                                                    77

     12.7 [Reserved]                                                    77

     12.8 Liability Cumulative                                          77

     12.9 Subordination                                                 77

                           INDEX OF APPENDICES

Exhibit 1.1(a)(i)       - Form of Notice of Revolving Credit Advance
Exhibit 1.1(a)(ii)      - Form of Revolving Note
Exhibit 1.1(b)(i)       - Form of Term A Note
Exhibit 1.1(b)(iv)      - Form of Term B Note
Exhibit 1.1(b)(vii)     - Form of Contingent Payment Note
Exhibit 1.1(b)(vii)(x)  - Form of Notice of Contingent Payment Loan
                          Drawdown Request
Exhibit 1.1(c)(ii)      - Form of Swing Line Note
Exhibit 1.5(e)          - Form of Notice of Conversion/Continuation
Exhibit 4.1(b)          - Form of Borrowing Base Certificate
Exhibit 9.1(a)          - Form of Assignment Agreement

Schedule  1.1           - Responsible Individual
Schedule  1.4           - Sources and Uses; Funds Flow Memorandum
Schedule  3.2           - FEIN
Schedule  3.4(A)        - Financial Statements
Schedule  3.4(B)        - Pro Forma
Schedule  3.4(C)        - Projections
Schedule  3.6(a)        - Real Estate and Leases
Schedule  3.6(b)        - Vessels
Schedule  3.7           - Labor Matters
Schedule  3.8           - Ventures, Subsidiaries and Affiliates; Outstanding
                          Stock
Schedule  3.11          - Tax Matters
Schedule  3.12          - ERISA Plans
Schedule  3.13          - Litigation
Schedule  3.15          - Intellectual Property
Schedule  3.17          - Hazardous Materials
Schedule  3.19          - Deposit and Disbursement Accounts
Schedule  3.20          - Government Contracts
Schedule  3.22          - Material Agreements
Schedule  5.1           - Trade Names
Schedule  5.4           - Insurance
Schedule  6.2           - Investments, Loans, Advances
Schedule  6.3           - Indebtedness
Schedule  6.4(a)        - Transactions with Affiliates
Schedule  6.7           - Existing Liens
Schedule A-1            - Additional Phase I Environmental Site Assessments
Schedule D-1            - Mortgaged Properties

Annex A (Recitals)      - Definitions
Annex B (Section 1.2)   - Letters of Credit
Annex C (Section 1.8)   - Cash Management Systems
Annex D (Section 2.1(a))- Schedule of Additional Closing Documents Annex E (Section 4.1(a))- Financial Statements and Projections --
                          Reporting
Annex F (Section 4.1(b))- Collateral Reports
Annex G (Section 6.10)  - Financial Covenants
Annex H (Section 9.9(a))- Wire Transfer Information
Annex I (Section 11.10) - Notice Addresses

          CREDIT AGREEMENT, dated as of July 15, 1999, among the borrowers signatory hereto from time to time ("BORROWERS"); SUPERIOR ENERGY SERVICES, INC., a Delaware corporation ("HOLDINGS"); GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (in its individual capacity, "GE CAPITAL"), for itself, as Lender, and as Administrative Agent for Lenders; and the Lenders signatory hereto from time to time.

                                RECITALS

          WHEREAS, Borrowers desire that Lenders extend revolving and term credit facilities to Borrowers of up to One Hundred Fifty-Two Million Dollars ($152,000,000) in the aggregate for the purpose of refinancing certain indebtedness of Borrowers and to provide (a) working capital financing for Borrowers, and (b) funds for other general corporate purposes of Borrowers; and for these purposes, Lenders are willing to make certain loans and other extensions of credit to Borrowers of up to such amount upon the terms and conditions set forth herein; and

          WHEREAS, Borrowers desire to have the ability to request Lenders to increase certain term facilities by up to Fourteen Million Dollars ($14,000,000) to facilitate certain acquisitions.

          WHEREAS, Borrowers are operated as an integrated enterprise, and each Borrower obtains value from the business of each other Borrower and will benefit from the extensions of credit by Lenders to each other Borrower hereunder.

          WHEREAS, Borrowers desire to be jointly and severally liable to repay all revolving and term credit facilities extended by the Lenders and to be jointly and severally liable for all of the other obligations of Borrowers under the Loan Documents, and desire to secure all of their obligations under the Loan Documents by granting to Administrative Agent, for the benefit of Administrative Agent and Lenders, a security interest in and lien upon substantially all of their existing and after-acquired personal and real property within the terms and conditions of the Loan Documents and by pledging to Administrative Agent, for the benefit of Administrative Agent and Lenders, all of the capital stock of their Subsidiaries; and

          WHEREAS, Holdings is willing to guaranty all of the obligations of Borrowers to Lenders under the Loan Documents and to pledge to Administrative Agent, for the benefit of Administrative Agent and Lenders, all of the capital stock of all of its Subsidiaries to secure such guaranty; and

          WHEREAS, capitalized terms used in this Agreement shall have the meanings ascribed to them in ANNEX A. All Annexes, Disclosure Schedules, Exhibits and other attachments (collectively, "APPENDICES") hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together, shall constitute but a single agreement. These Recitals shall be construed as part of the Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

1.   AMOUNT AND TERMS OF CREDIT

          1.1   CREDIT FACILITIES.

          (a)  REVOLVING CREDIT FACILITY.

               (i)Subject to the terms and conditions hereof, each Revolving Lender agrees to make available from time to time until the Commitment Termination Date its Pro Rata Share of advances (each, a "REVOLVING CREDIT ADVANCE"). The Pro Rata Share of the Revolving Loan of any Revolving Lender shall not at any time exceed its separate Revolving Loan Commitment. The obligations of each Revolving Lender hereunder shall be several and not joint. The aggregate amount of Revolving Credit Advances outstanding shall not exceed at any time the lesser of (A) the Maximum Amount and (B) the Borrowing Base, in each case minus the sum of the Letter of Credit Obligations and the Swing Line Loan outstanding at
such time ("BORROWING AVAILABILITY").   Until the Commitment Termination
Date, Borrowers may from time to time borrow, repay and reborrow under this SECTION 1.1(a). Each Revolving Credit Advance shall be made on notice by Borrower Representative to the representative of Administrative Agent identified on SCHEDULE 1.1 at the address specified thereon. Those notices must be given no later than (1) 11:00 a.m. (Chicago time) on the Business Day of the proposed Revolving Credit Advance, in the case of an Index Rate Loan, or (2) 11:00 a.m. (Chicago time) on the date which is three (3) Business Days prior to the proposed Revolving Credit Advance, in the case of a LIBOR Loan. Each such notice (a "NOTICE OF REVOLVING CREDIT ADVANCE") must be given in writing (by telecopy or overnight courier) substantially in the form of EXHIBIT 1.1(a)(i), and shall include the information required in such Exhibit and such other information as may be reasonably required by Administrative Agent. If Borrowers desire to have the Revolving Credit Advances bear interest by reference to a LIBOR Rate, they must comply with SECTION 1.5(e).

               (ii)Borrowers shall execute and deliver to each Revolving Lender a note to evidence the revolving loan commitment of that Revolving Lender. Each note shall be in the maximum principal amount of the Revolving Loan Commitment of the applicable Revolving Lender, dated the Closing Date and substantially in the form of Exhibit 1.1(a)(ii) (Each a "Revolving Note" and, collectively, the "Revolving Notes"). Each Revolving Note shall represent the obligation of Borrowers to pay the Amount of each Revolving Lender's Revolving Loan Commitment or, if less, the applicable Revolving Lender's Pro Rata Share of the aggregate unpaid principal amount of all Revolving Credit Advances to Borrowers together with interest thereon as prescribed in Section 1.5. The entire unpaid balance of the Revolving Loan and all other non-contingent Obligations (other than Term Loan B, unless otherwise herein expressly provided) shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date.

               (iii)At the request of Borrower Representative, in its discretion Administrative Agent may (but shall have absolutely no obligation to), make Revolving Credit Advances to Borrowers on behalf of Revolving Lenders in amounts which cause the outstanding balance of the aggregate Revolving Loan to exceed the Borrowing Base (minus the Swing Line Loan) (any such excess Revolving Credit Advances are herein referred to collectively as "OVERADVANCES"), and no such event or occurrence shall cause or constitute a waiver by Administrative Agent or Lenders of any Default or Event of Default that may result therefrom or of Administrative Agent's, the Swing Line Lender's or Revolving Lenders' right to refuse to make any further Overadvances, Swing Line Advances or Revolving Credit Advances, or incur any Letter of Credit Obligations, as the case may be, at any time that an Overadvance exists or would result therefrom. In addition, Overadvances may be made even if the conditions to lending set forth in SECTION 2 have not been met. All Overadvances shall constitute Index Rate Loans, shall bear interest at the Default Rate and shall be payable on demand. Except as otherwise provided in
SECTION 1.11(B), the authority of Administrative Agent to make Overadvances is limited to an aggregate amount not to exceed $1,000,000 at any time, shall not cause the Revolving Loan to exceed the Maximum Amount, and may be revoked prospectively by a written notice to Administrative Agent signed by Requisite Revolving Lenders.

          (b)

               (i)TERM LOAN A. Subject to the terms and conditions hereof, each Term A Lender agrees to make a term loan on the Closing Date to Borrowers (in aggregate, as may be increased as described below, "TERM LOAN A") in the original principal amount of its Term Loan A Commitment. After the Closing Date, Borrowers may request Lenders to increase the amount of Term Loan A and Term Loan B (defined below) pro rata by up to Fourteen Million Dollars ($14,000,000) to facilitate Permitted Acquisitions. Such increase shall become effective only with the consent of all of the Lenders. The obligations of each Term A Lender hereunder shall be several and not joint. Term Loan A shall be evidenced by promissory notes substantially in the form of EXHIBIT 1.1(b)(i) (each a "TERM A NOTE" and collectively the "TERM A NOTES"), and Borrowers shall execute and deliver a Term A Note to each Term A Lender on the Closing Date. Each Term A Note shall represent the obligation of Borrowers to pay the amount of the applicable Term A Lender's Term Loan A Commitment, together with interest thereon as prescribed in SECTION 1.5.

               (ii)Borrowers shall pay the principal amount of the Term Loan A in twenty-four (24) consecutive quarterly installments on the last day of March, June, September and December of each year, commencing December 31, 1999, as follows (subject to pro rata adjustment should the amount of Term Loan A be increased after the Closing Date):

Payment Date                            Installment Amount
December 31, 1999                         $250,000
March 31, 2000                            $250,000
June 30, 2000                             $250,000
September 30, 2000                        $250,000

December 31, 2000                         $500,000
March 31, 2001                            $500,000
June 30, 2001                             $500,000
September 30, 2001                        $500,000

December 31, 2001                         $750,000
March 31, 2002                            $750,000
June 30, 2002                             $750,000
September 30, 2002                        $750,000

December 31, 2002                         $1,000,000
March 31, 2003                            $1,000,000
June 30, 2003                             $1,000,000
September 30, 2003                        $1,000,000

December 31, 2003                         $1,250,000
March 31, 2004                            $1,250,000
June 30, 2004                             $1,250,000
September 30, 2004                        $1,250,000

December 31, 2004                         $1,250,000
March 31, 2005                            $1,250,000
June 30, 2005                             $1,250,000
September 30, 2005                        $1,250,000

          Notwithstanding the foregoing, the aggregate outstanding principal balance of Term Loan A shall be due and payable in full in immediately available funds on the Commitment Termination Date, if not sooner paid in full.

               (iii)Each payment of principal with respect to Term Loan A shall be paid to Administrative Agent for the ratable benefit of each Term A Lender, ratably in proportion to each such Term A Lender's respective Term Loan A Commitment.

               (iv)TERM LOAN B. Subject to the terms and conditions hereof, each Term B Lender agrees to make a term loan on the Closing Date to Borrowers (in aggregate, as may be increased as described below, "TERM LOAN B") in the original principal amount of its Term Loan B Commitment. After the Closing Date, Borrowers may request Lenders to increase the amount of Term Loan B and Term Loan A pro rata by up to Fourteen Million Dollars ($14,000,000) to facilitate Permitted Acquisitions. Such increase shall become effective only with the consent of all of the Lenders. The obligations of each Term B Lender hereunder shall be several and not joint. Term Loan B shall be evidenced by promissory notes substantially in the form of EXHIBIT 1.1(b)(iv) (each a "TERM B NOTE" and collectively the "TERM B NOTES"), and Borrowers shall execute and deliver a Term B Note to each Term B Lender. Each Term B Note shall represent the obligation of Borrowers to pay the amount of the applicable Term B Lender's Term Loan B Commitment, together with interest thereon as prescribed in SECTION 1.5.

               (v)Borrowers shall pay the principal amount of the Term Loan B in twenty-six (26) quarterly installments, as follows (subject to pro rata adjustment should the amount of Term Loan B be increased after the Closing Date):

Payment Date                            Installment Amount
December 31, 1999                             $250,000
March 31, 2000                                $250,000
June 30, 2000                                 $250,000
September 30, 2000                            $250,000

December 31, 2000                             $250,000
March 31, 2001                                $250,000
June 30, 2001                                 $250,000
September 30, 2001                            $250,000

December 31, 2001                             $250,000
March 31, 2002                                $250,000
June 30, 2002                                 $250,000
September 30, 2002                            $250,000

December 31, 2002                             $250,000
March 31, 2003                                $250,000
June 30, 2003                                 $250,000
September 30, 2003                            $250,000

December 31, 2003                             $250,000
March 31, 2004                                $250,000
June 30, 2004                                 $250,000
September 30, 2004                            $250,000

December 31, 2004                             $250,000
March 31, 2005                                $250,000
June 30, 2005                                 $250,000
September 30, 2005                            $250,000

December 31, 2005                                   $0
March 31, 2006                                $42,000,000
June 30, 2006                                 $42,000,000

          Notwithstanding the foregoing, if the Commitment Termination Date occurs prior to September 30, 2005, the aggregate outstanding principal balance of Term Loan B shall be due and payable in full in immediately available funds on the Commitment Termination Date, if not sooner paid in full.

               (vi)Each payment of principal with respect to Term Loan B shall be paid to Administrative Agent for the ratable benefit of each Term B Lender, ratably in proportion to each such Term B Lender's respective Term Loan B Commitment.

               (vii)CONTINGENT PAYMENT LOAN. Subject to the terms and conditions hereof, each Contingent Payment Lender agrees to make its Pro
Rata Share of advances (each, a "CONTINGENT PAYMENT ADVANCE").  The Pro
Rata Share of the Contingent Payment Loan of any Contingent Payment
Lender shall not exceed at any time its separate Contingent Payment Loan Commitment. The obligations of each Contingent Payment Lender hereunder shall be several and not joint. The aggregate amount of Contingent
Payment Advances shall not exceed at any time the Contingent Payment Loan Commitment. Until the Contingent Payment Loan Commitment Termination
Date, Borrowers may from time to time borrow under this Section
1.1(a)(vii). Each Contingent Payment Advance shall be made on notice by Borrower Representative to the representative of Administrative Agent identified on SCHEDULE 1.1 at the address specified thereon. Each such notice must be given no later than 11:00 a.m. (Chicago time) on the date which is three (3) Business Days prior to the proposed Contingent Payment Advance. Each such notice (a "NOTICE OF CONTINGENT PAYMENT LOAN
DRAWDOWN REQUEST") must be given in writing (by telecopy or overnight courier) substantially in the form of EXHIBIT 1.1(b)(vii)(x) and shall include the information required in such Exhibit and such other information as may reasonably be required by Administrative Agent. The Contingent Payment
Loan shall be evidenced by promissory notes substantially in the form of
EXHIBIT 1.1(b)(vii) (each a "CONTINGENT PAYMENT NOTE" and collectively the "CONTINGENT PAYMENT NOTES"), and Borrowers shall execute and deliver a Contingent Payment Note to each Contingent Payment Lender on the date of the initial Contingent Payment Advance. Each Contingent Payment Note shall represent the obligation of Borrowers to pay the amount of the applicable Contingent Payment Lender's Contingent Payment Loan
Commitment, together with interest thereon as prescribed in SECTION 1.5 and shall be in the amount of such Contingent Payment Lender's Contingent Payment Commitment. The portion of the Contingent Payment Facility unfunded by the Contingent Payment Loan Commitment Termination Date shall be cancelled.

               (viii)Borrowers shall pay the principal amount of each Contingent Payment Advance in equal quarterly installments on the last day of each of March, June, September and December, commencing on the first such date after the date of such Contingent Payment Advance, in an annual amount equal to 15% of the original amount of such Contingent Payment Advance, with the balance to be paid in full on the Commitment Termination Date.

          Notwithstanding the foregoing, the aggregate outstanding principal balance of Contingent Payment Loan shall be due and payable in full in immediately available funds on the Commitment Termination Date, if not sooner paid in full.

               (ix)Each payment of principal with respect to Contingent Payment Loan shall be paid to Administrative Agent for the ratable benefit of each Contingent Payment Lender, ratably in proportion to each such Contingent Payment Lender's respective Contingent Payment Loan Commitment.

          (c) SWING LINE FACILITY.

               (i)Administrative Agent shall notify the Swing Line Lender upon Administrative Agent's receipt of any Notice of Revolving Credit Advance. Subject to the terms and conditions hereof, the Swing Line Lender may, in its discretion, make available from time to time until the Commitment Termination Date advances (each, a "SWING LINE ADVANCE") in accordance with any such notice. The aggregate amount of Swing Line Advances outstanding shall not exceed the lesser of (A) the Swing Line Commitment and (B) the Borrowing Base less the outstanding balance of the Revolving Loan at such time ("SWING LINE AVAILABILITY"). Until the Commitment Termination Date, Borrowers may from time to time borrow, repay and reborrow under this SECTION 1.1(c). Each Swing Line Advance shall be made pursuant to a Notice of Revolving Credit Advance delivered by Borrower Representative to Administrative Agent in accordance with
SECTION 1.1(a). Those notices must be given no later than 12:00 noon (Chicago time) on the Business Day of the proposed Swing Line Advance. Notwithstanding any other provision of this Agreement or the other Loan Documents, the Swing Line Loan shall constitute an Index Rate Loan. Borrowers shall repay the aggregate outstanding principal amount of the Swing Line Loan upon demand therefor by Administrative Agent and in any case with the proceeds of any Revolving Credit Advance made thereafter.

               (ii)Borrowers shall execute and deliver to the Swing Line Lender a promissory note to evidence the Swing Line Commitment. Such note shall be in the maximum principal amount of the Swing Line Commitment of the Swing Line Lender, dated the Closing Date and substantially in the form of EXHIBIT 1.1(c)(ii) (the "SWING LINE NOTE"). The Swing Line Note shall represent the obligation of Borrowers to pay the amount of the Swing Line Commitment or, if less, the aggregate unpaid principal amount of all Swing Line Advances made to Borrowers together with interest thereon as prescribed in SECTION 1.5. The entire unpaid balance of the Swing Line Loan shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date if not sooner paid in full.

               (iii)REFUNDING OF SWING LINE LOANS. The Swing Line Lender, at any time and from time to time in its sole and absolute discretion, may on behalf of Borrowers (and each Borrower hereby irrevocably authorizes the Swing Line Lender to so act on its behalf) request each Revolving Lender (including the Swing Line Lender) to make a Revolving Credit Advance to Borrowers (which shall be an Index Rate Loan) in an amount equal to such Revolving Lender's Pro Rata Share of the principal amount of the Swing Line Loan (the "REFUNDED SWING LINE LOAN") outstanding on the date such notice is given. Unless any of the events described in SECTIONS 8.1(g), 8.1(h) or 8.1(i) shall have occurred (in which event the procedures of SECTION 1.1(c)(iv) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Credit Advance are then satisfied, each Revolving Lender shall disburse directly to Administrative Agent, its Pro Rata Share of a Revolving Credit Advance on behalf of the Swing Line Lender, prior to 2:00 p.m. (Chicago time), in immediately available funds on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Credit Advances shall be immediately paid to the Swing Line Lender and applied to repay the Refunded Swing Line Loan.

               (iv)PARTICIPATION IN SWING LINE LOANS. If, prior to refunding a Swing Line Loan with a Revolving Credit Advance pursuant to
SECTION 1.1(c)(iii), one of the events described in SECTIONS 8.1(g), 8.1(h) or 8.1(i) shall have occurred, then, subject to the provisions of
SECTION 1.1(c)(v) below, each Revolving Lender will, on the date such Revolving Credit Advance was to have been made for the benefit of Borrowers, purchase from the Swing Line Lender an undivided participation interest in the Swing Line Loan in an amount equal to its Pro Rata Share of such Swing Line Loan. Upon request, each Revolving Lender will promptly transfer to the Swing Line Lender, in immediately available funds, the amount of its participation.

               (v)REVOLVING LENDERS' OBLIGATIONS UNCONDITIONAL. Each Revolving Lender's obligation to make Revolving Credit Advances in accordance with SECTION 1.1(c)(iii) and to purchase participating interests in accordance with SECTION 1.1(c)(iv) shall be absolute and unconditional and shall not be affected by any circumstance, including
(A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the Swing Line Lender, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Default or Event of Default; (C) any inability of Borrowers to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such Refunded Swing Line Loan is to be made or participating interest is to be purchased or
(D) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Revolving Lender does not make available to Administrative Agent or the Swing Line Lender, as applicable, the amount required pursuant to SECTION 1.1(c)(iii) or 1.1(c)(iv), as the case may be, the Swing Line Lender shall be entitled to recover such amount on demand from such Revolving Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Rate for the first two Business Days and at the Index Rate thereafter.

          (d)RELIANCE ON NOTICES. Administrative Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Revolving Credit Advance, Notice of Contingent Payment Loan Drawdown Request, Notice of Conversion/Continuation or similar notice believed by Administrative Agent to be genuine. Administrative Agent may assume that each Person executing and delivering such a notice was duly authorized, unless the responsible individual acting thereon for Administrative Agent has actual knowledge to the contrary.

          1.2 LETTERS OF CREDIT. Subject to and in accordance with the terms and conditions contained herein and in ANNEX B, Borrowers shall have the right to request, and Revolving Lenders agree to incur, or purchase participations in, Letter of Credit Obligations in respect of Borrowers and Borrowers agree to pay and perform its obligations as provided in ANNEX B.

          1.3   PREPAYMENTS.

          (a) VOLUNTARY PREPAYMENTS. Borrowers may at any time on at least three (3) days' prior written notice in the case of LIBOR Loans and two (2) days' prior written notice in the case of Index Rate Loans, to Administrative Agent (i) voluntarily prepay all or part of the Term Loans, pro rata, in accordance with this SECTION 1.3(a), and/or (ii) voluntarily prepay all or part of the Revolving Loan and/or permanently reduce (but not terminate) the Revolving Loan Commitment; PROVIDED that
(A) any such prepayments or reductions shall be in a minimum amount of $500,000 and integral multiples of $100,000 in excess of such amount, (B) the Revolving Loan Commitment shall not be reduced to an amount less than the greater of (x) $5,000,000 and (y) the L/C Sublimit and (C) Borrowers shall pay to Administrative Agent in connection therewith the prepayment premiums set forth in SECTION 1.9(c), if applicable. Borrowers may at any time on at least three (3) days' prior written notice to Administrative Agent terminate the Revolving Loan Commitment, PROVIDED that upon such termination all Loans and other Obligations shall be immediately due and payable in full. Any such voluntary prepayment and any such reduction or termination of the Revolving Loan Commitment must be accompanied by the payment of any LIBOR funding breakage costs in accordance with SECTION 1.13(b). Upon any such prepayment and reduction or termination of the Revolving Loan Commitment, Borrowers' right to request Revolving Credit Advances, or request that Letter of Credit Obligations be incurred on their behalf, or request Swing Line Advances, shall simultaneously be permanently reduced or terminated, as the case may be; PROVIDED that a permanent reduction of the Revolving Loan Commitment shall not require a corresponding pro rata reduction in the L/C Sublimit. Each partial prepayment of the Term Loans shall be applied pro rata across all of the Term Loans, based upon the amounts outstanding under each of the Term Loans, and shall reduce each unpaid installment of principal on each Term Loan pro rata. Borrowers may at any time upon at least three (3) days' prior written notice to Administrative Agent, terminate or permanently reduce the Contingent Payment Loan Commitment, PROVIDED that any such reductions shall be in a minimum amount of $500,000 and integral multiples of $100,000 in excess of such amount.

          (b)MANDATORY PREPAYMENTS.

               (i)If at any time the outstanding balance of the Revolving Loan exceeds the lesser of (A) the Maximum Amount and (B) the Borrowing Base, minus, in each case, the outstanding Swing Line Loan at such time, Borrowers shall immediately repay the aggregate outstanding Revolving Credit Advances to the extent required to eliminate such excess. If any such excess remains after repayment in full of the aggregate outstanding Revolving Credit Advances, Borrowers shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in ANNEX B to the extent required to eliminate such excess. Notwithstanding the foregoing, any Overadvance made pursuant to SECTION 1.1(a)(iii) shall be repaid on demand.

               (ii)Immediately upon receipt by any Credit Party of proceeds of any asset disposition (including condemnation proceeds, but excluding proceeds of asset dispositions permitted by SECTION 6.8) or any sale of Stock of any Subsidiary of any Credit Party, Borrowers shall prepay the Obligations in an amount equal to all such proceeds, net of
(A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by such Credit Party in connection therewith, other than such costs, fees and expenses paid to Affiliates not on an arms' length basis, (B) transfer taxes, (C) amounts payable to holders of senior Liens (to the extent such Liens constitute Permitted Encumbrances hereunder), if any, and (D) an appropriate reserve for income taxes required to be paid in accordance with GAAP in connection therewith. Any such prepayment shall be applied in accordance with CLAUSE (c) below.

               (iii)[RESERVED.]

               (iv)Until the Termination Date, Borrowers shall prepay the Obligations on the earlier of the date which is ten (10) days after (A) the date on which Borrowers' annual audited Financial Statements for the immediately preceding Fiscal Year (beginning with the Fiscal Year ending December 31, 2000) are delivered pursuant to ANNEX E or (B) the date on which such annual audited Financial Statements were required to be delivered pursuant to ANNEX E, in an amount equal to fifty percent (50%) of Excess Cash Flow for the immediately preceding Fiscal Year MINUS the aggregate principal amount of all voluntary prepayments of Term Loans made during such Fiscal Year pursuant to SECTION 1.3(A), PROVIDED that such percentage shall be reduced to thirty-five percent (35%) for any Fiscal Year if Borrowers' Leverage Ratio for such Fiscal Year is 4.00:1 or less (and greater than or equal to 3.00:1), PROVIDED FURTHER that such percentage shall be reduced to zero percent (0%) for any Fiscal Year if Borrowers' Leverage Ratio for such Fiscal Year is 3.00:1 or less. Any prepayments from Excess Cash Flow paid pursuant to this CLAUSE (iv) shall be applied in accordance with CLAUSE (c) below. Each such prepayment shall be accompanied by a certificate signed by Borrower Representative's chief financial officer certifying the manner in which Excess Cash Flow and the resulting prepayment were calculated, which certificate shall be in form and substance satisfactory to Administrative Agent.

          (c)APPLICATION OF CERTAIN MANDATORY PREPAYMENTS. Any prepayments made by Borrowers pursuant to CLAUSES (b)(ii), (b)(iii), or
(b)(iv) above shall be applied as follows: FIRST, to Fees and reimbursable expenses of Administrative Agent then due and payable pursuant to any of the Loan Documents; SECOND, to interest then due and payable, pro rata, on the outstanding Term Loans; THIRD, to prepay the scheduled installments, pro rata, of the outstanding Term Loans, applied to installments pro rata (on a pro rata basis, except that holders of Term Loan B shall have the option to decline to receive any such mandatory prepayments and any amount so declined shall be applied to prepayments of or in respect of Loans, Advances or other Obligations in the order herein provided), until such Loans shall have been prepaid in full; FOURTH, to interest then due and payable on the Swing Line Loan; FIFTH, to the principal balance of the Swing Line Loan until the same shall have been repaid in full; SIXTH, to interest then due and payable on the Revolving Credit Advances; SEVENTH, to the outstanding principal balance of Revolving Credit Advances until the same shall have been paid in full; and EIGHTH, to any Letter of Credit Obligations, to provide cash collateral therefor in the manner set forth in ANNEX B, until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth in ANNEX B. Neither the Revolving Loan Commitment nor the Swing Line Commitment shall be permanently reduced by the amount of any such prepayments.

          (d) APPLICATION OF PREPAYMENTS FROM INSURANCE PROCEEDS. Prepayments from insurance proceeds in accordance with SECTION 5.4(c) shall be applied as follows: insurance proceeds from casualties or losses to cash or Inventory shall be applied first, to the Swing Line Loans and second to the Revolving Credit Advances; insurance proceeds from casualties or losses to Equipment, Fixtures and Real Estate shall be applied to the Term Loans, pro rata. Neither the Revolving Loan Commitment nor the Swing Line Loan Commitment shall be permanently reduced by the amount of any such prepayments. If the precise amount of insurance proceeds allocable to Inventory as compared to Equipment, Fixtures and Real Estate is not otherwise determined, the allocation and application of those proceeds shall be determined by Administrative Agent, subject to the approval of Requisite Lenders.

          (e) NOTHING IN THIS SECTION 1.3 shall be construed to constitute Administrative Agent's or any Lender's consent to any transaction referred to in CLAUSES (b)(ii) and (b)(iii) above which is not permitted by other provisions of this Agreement or the other Loan Documents.

          1.4   USE OF PROCEEDS.   Borrowers shall utilize the proceeds of
Term Loan A, Term Loan B, the Revolving Loan and the Swing Line Loan solely for the funding of the Refinancing (and to pay certain related transaction fees and expenses), funding certain capital expenditures, and for the financing of Borrowers' working capital and general corporate needs, including acquisitions to the extent permitted by SECTION 6.1(v), (but excluding in any event the making of any Restricted Payment not specifically permitted by SECTION 6.14), except that the proceeds of the portion of Term Loan A and Term Loan B that is uncommitted on the Closing Date, if borrowed, shall be used solely to facilitate Permitted Acquisitions. DISCLOSURE SCHEDULE (1.4) contains a description of Borrowers' sources and uses of funds as of the Closing Date, including Loans and Letter of Credit Obligations to be made or incurred on that date, and a funds flow memorandum detailing how funds from each source are to be transferred to particular uses. Borrowers shall utilize the proceeds of the Contingent Payment Loan (to the extent drawn) solely to pay contingent obligations relating to acquisitions made by Holdings and/or its Subsidiaries (other than Cardinal Holdings and its Subsidiaries) during calendar years 1997 and 1998 pursuant to the Contingent Payment Agreements.

          1.5   INTEREST AND APPLICABLE MARGINS.

          (a)Borrowers shall pay interest to Administrative Agent, for the ratable benefit of Lenders in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates: (i) with respect to the Revolving Credit Advances, the Index Rate plus the Applicable Revolver Index Margin per annum or, at the election of Borrowers, the applicable LIBOR Rate plus the Applicable Revolver LIBOR Margin per annum, based on the aggregate Revolving Credit Advances outstanding from time to time; (ii) with respect to any Term Loan, the Index Rate plus the Applicable Term Loan Index Margin per annum or, at the election of Borrowers, the applicable LIBOR Rate plus the Applicable Term Loan LIBOR Margin per annum; and
(iii) with respect to the Swing Line Loan, the Index Rate plus the Applicable Revolver Index Margin per annum.

          The following Applicable Margins (consisting of per annum rate margins) shall apply until the Applicable Margins are adjusted as described below:

Applicable Revolver Index Margin                        1.25%
Applicable Revolver LIBOR Margin                        2.50%
Applicable Term Loan A Index Margin                     1.50%
Applicable Term Loan A LIBOR Margin                     2.75%
Applicable Term Loan B Index Margin                     2.00%
Applicable Term Loan B LIBOR Margin                     3.25%
Applicable Contingent Payment Loan Index Margin         1.25%
Applicable Contingent Payment Loan LIBOR Margin         2.50%
Applicable L/C Margin                                   2.00%
Applicable Facility Fee Margin                          0.25%
Applicable Unused Facility Fee Margin                   0.50%

The Applicable Margins will be adjusted (up or down) prospectively on a quarterly basis as determined by Borrowers' Consolidated Leverage Ratio as at the last day of each Fiscal Quarter, commencing on the first day of the calendar month that occurs more than three (3) days after delivery to Lenders of Borrowers' quarterly consolidated Financial Statements for the quarter ending September 30, 2000 and thereafter on the first day of the calendar month that occurs more than three (3) days after delivery of the Borrowers' quarterly consolidated Financial Statements to Lenders. Adjustments in Applicable Margins will be determined by reference to the following grids:

If Consolidated Leverage       Level of Applicable Margins:
Ratio is:
       < 3.0                       Level I
 < 4.0, but _> 3.0                 Level II
       > 4.0                       Level III

                           APPLICABLE MARGINS


                                                Level I               Level II             Level III
Applicable Revolver Index Margin                         1.00%                1.25%               1.50%
Applicable Revolver LIBOR Margin                         2.25%                2.50%               2.75%
Applicable Term Loan A Index Margin                      1.25%                1.50%               1.75%
Applicable Term Loan A LIBOR Margin                      2.50%                2.75%               3.00%
Applicable Term Loan B Index Margin                      1.75%                2.00%               2.25%
Applicable Term Loan B LIBOR Margin                      3.00%                3.25%               3.50%
Applicable Contingent Payment Loan Index
Margin                                                   1.00%                1.25%               1.50%
Applicable Contingent Payment Loan LIBOR
Margin                                                   2.25%                2.50%               2.75%
Applicable L/C Margin                                    2.00%                2.00%               2.00%
Applicable Unused Facility Fee Margin                   0.375%                0.50%               0.50%
Applicable Facility Fee Margin                           0.25%                0.25%               0.25%

          Concurrently with the delivery of all Financial Statements specified above as a basis for adjustments in the Applicable Margins, Borrower Representative shall deliver to Administrative Agent and Lenders a certificate, signed by its chief financial officer, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margins. Failure to timely deliver such Financial Statements shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Applicable Margins to the highest level set forth in the foregoing grid, until three (3) Business Days following the delivery of those Financial Statements demonstrating that such an increase is not required. If an Event of Default shall have occurred or be continuing at the time any reduction in the Applicable Margins is to be implemented, that reduction shall be deferred until three (3) Business Days following the date on which such Event of Default is waived or cured.

          (b)If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

          (c)All computations of Fees calculated on a per annum basis and interest shall be made by Administrative Agent on the basis of a three hundred and sixty (360) day year, in each case for the actual number of days occurring in the period for which such interest and Fees are payable. The Index Rate shall be determined each day based upon the Index Rate as in effect each day. Each determination by Administrative Agent of an interest rate hereunder shall be conclusive, absent manifest error.

          (d)So long as any Event of Default shall have occurred and be continuing, and at the election of Administrative Agent (or upon the written request of Requisite Lenders) confirmed by written notice from Administrative Agent to Borrower Representative, the interest rates applicable to the Loans and the Letter of Credit Fees shall be increased by two percentage points (2%) per annum above the rates of interest or the rate of such fees otherwise applicable hereunder ("DEFAULT RATE"), and all outstanding Obligations shall bear interest at the Default Rate applicable to such Obligations. Interest and Letter of Credit Fees at the Default Rate shall accrue from the initial date of such Event of Default until that Event of Default is cured or waived and shall be payable upon demand.

          (e)So long as no Event of Default shall have occurred and be continuing, and subject to the additional conditions precedent set forth in SECTION 2.2, Borrowers shall have the option to (i) request that any Revolving Credit Advances be made as a LIBOR Loan, (ii) convert at any time all or any part of outstanding Loans (other than the Swing Line
Loan) from Index Rate Loans to LIBOR Loans, (iii) convert any LIBOR Loan to an Index Rate Loan, subject to payment of LIBOR breakage costs in accordance with SECTION 1.13(b) if such conversion is made prior to the expiration of the LIBOR Period applicable thereto, or (iv) continue all or any portion of any Loan (other than the Swing Line Loan) as a LIBOR Loan upon the expiration of the applicable LIBOR Period and the succeeding LIBOR Period of that continued Loan shall commence on the last day of the LIBOR Period of the Loan to be continued. Any Loan to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount of $500,000 and integral multiples of $500,000 in excess of such amount. Any such election must be made by 11:00 a.m. (Chicago time) on the third (3rd) Business Day prior to (1) the date of any proposed Advance which is to bear interest at the LIBOR Rate, (2) the end of each LIBOR Period with respect to any LIBOR Loans to be continued as such, or
(3) the date on which Borrowers wish to convert any Index Rate Loan to a LIBOR Loan for a LIBOR Period designated by Borrowers in such election. If no election is received with respect to a LIBOR Loan by 11:00 a.m. (Chicago time) on the third (3rd) Business Day prior to the end of the LIBOR Period with respect thereto (or if an Event of Default shall have occurred and be continuing or the additional conditions precedent set forth in SECTION 2.2 shall not have been satisfied), that LIBOR Loan shall be converted to an Index Rate Loan at the end of its LIBOR Period. Borrowers must make such election by notice to Administrative Agent in writing, by telecopy or overnight courier. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a "NOTICE OF CONVERSION/CONTINUATION") in the form of EXHIBIT 1.5(e).
No Loan may be made as or converted into a LIBOR Loan until forty-five
(45) days after the Closing Date or such earlier date on which the initial syndication of the Commitments shall have been completed, as determined by Administrative Agent.

          (f)NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THIS
SECTION 1.5, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the "MAXIMUM LAWFUL RATE"), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; PROVIDED, HOWEVER, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrowers shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Administrative Agent, on behalf of Lenders, is equal to the total interest which would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in SECTIONS 1.5(a) through (e) above, unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount which such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. If, notwithstanding the provisions of this SECTION 1.5(f), a court of competent jurisdiction shall finally determine that a Lender has received interest hereunder in excess of the Maximum Lawful Rate, Administrative Agent shall, to the extent permitted by applicable law, promptly apply such excess in the order specified in SECTION 1.11 and thereafter shall refund any excess to Borrowers or as a court of competent jurisdiction may otherwise order.

          1.6 ELIGIBLE ACCOUNTS. Based on the most recent Borrowing Base Certificate delivered by Borrower Representative to Administrative Agent and on other information available to Administrative Agent,
Administrative Agent shall in its reasonable credit judgment determine which Accounts of Borrowers shall be "ELIGIBLE ACCOUNTS" for purposes of this Agreement. In determining whether a particular Account constitutes an Eligible Account, Administrative Agent shall not include any such Account to which any of the exclusionary criteria set forth below applies. Administrative Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any such criteria, to establish new criteria and to adjust advance rates with respect to
Eligible Accounts, in its reasonable credit judgment, subject to the approval of Requisite Revolving Lenders in the case of adjustments or new criteria or changes in advance rates which have the effect of making more
credit available.   Eligible Accounts shall not include any Account of
any Borrower:

          (a)which does not arise from the sale of goods, leasing of assets or property or the performance of services by such borrower in the ordinary course of its business;

          (b)upon which (i) such Borrower's right to receive payment is not absolute, is not then due and payable, or is contingent upon the fulfillment of any condition whatsoever or (ii) such Borrower is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process;

          (c)to the extent any defense, counterclaim, setoff or dispute is asserted as to such Account or if the Account represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor's obligation to pay that invoice is subject to such Borrower's completion of further performance under such contract;

          (d)that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold or assets or property leased to or services rendered and accepted by the applicable Account Debtor;

          (e)with respect to which an invoice or other notice of amounts owing has not been sent to the applicable Account Debtor;

          (f)that (i) is not owned by such Borrower or (ii) is subject to any right, claim, security interest or other interest of any other Person, other than Liens in favor of Administrative Agent, on behalf of itself and Lenders;

          (g)that arises from a sale to any director, officer, other employee or Affiliate of any Credit Party other than to portfolio companies of First Reserve Corporation on an arm's length basis;

          (h)that is the obligation of an Account Debtor that is the United States government or a political subdivision thereof, or any state or municipality or department, agency or instrumentality thereof unless Administrative Agent, in its sole discretion, has agreed to the contrary in writing and such Borrower, if necessary or desirable, has complied with the Federal Assignment of Claims Act of 1940, and any amendments thereto, or any applicable state statute or municipal ordinance of similar purpose and effect, with respect to such obligation;

          (i)that is the obligation of an Account Debtor located in a foreign country other than Canada (excluding the provinces of Quebec, Newfoundland, Nova Scotia and Prince Edward Island) unless payment thereof is assured by a letter of credit, satisfactory to Administrative Agent as to form, amount and issuer;

          (j)to the extent such Borrower or any Subsidiary thereof is liable for goods sold or services rendered by the applicable Account Debtor to such Borrower or any Subsidiary thereof but only to the extent of the potential offset;

          (k)that arises with respect to goods which are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional;

          (l)that is in default; PROVIDED, THAT, without limiting the generality of the foregoing, an Account shall be deemed in default upon the occurrence of any of the following:

               (i)it is not paid within the earlier of: sixty (60) days following its due date or ninety (90) days following its original invoice date;

               (ii)if any Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

               (iii)if any petition is filed by or against any Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

          (m)which is the obligation of an Account Debtor if fifty percent (50%) or more of the dollar amount of all Accounts owing by that Account Debtor are ineligible under the other criteria set forth in this
SECTION 1.6;

          (n)as to which Administrative Agent's interest, on behalf of itself and Lenders, therein is not a first priority perfected security interest;

          (o)as to which any of the representations or warranties pertaining to Accounts set forth in this Agreement or the Security Agreement is untrue;

          (p)to the extent such account is evidenced by a judgment, Instrument or Chattel Paper;

          (q)to the extent such Account exceeds any credit limit established by Administrative Agent, in its reasonable discretion;

          (r)which is payable in any currency other than Dollars; or

          (s)which is unacceptable to Administrative Agent in its reasonable credit judgment.

          1.7   [RESERVED.]

          1.8   CASH MANAGEMENT SYSTEMS.   As soon as practicable, but in no
event later than sixty (60) days after the Closing Date, Borrowers will establish and will maintain until the Termination Date, the cash management systems described on ANNEX C (the "CASH MANAGEMENT SYSTEMS").

          1.9   FEES.

          (a)Borrowers shall pay to GE Capital, individually, the Fees specified in that certain fee letter dated as of July 15, 1999 among Borrowers, Holdings and GE Capital (the "GE CAPITAL FEE LETTER"), at the times specified for payment therein.

          (b)As additional compensation for the Revolving Lenders and the Contingent Payment Lenders, Borrowers agree to pay to Administrative Agent, for the ratable benefit of such Lenders, in arrears, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date with respect to Revolving Loans and prior to the Contingent Payment Loan Commitment Termination Date and on the Contingent Payment Loan Commitment Termination Date with respect to the Contingent Payment Loan Commitment, a fee for Borrowers' non-use of available funds in an amount equal to the Applicable Unused Facility Fee Margin per annum (calculated on the basis of a 360 day year for actual days elapsed) on (i) in the case of the Revolving Loan, the difference between (x) the Maximum Amount (as it may be reduced from time to time) and (y) the average for the period of the daily closing balances of the Revolving Loan and the Swing Line Loan, as applicable, during the period for which such fee is due and, (ii) in the case of the Contingent Payment Loan, the unused Contingent Payment Loan Commitment (as it may be reduced From time to time).

          (c)In the event that Borrowers terminate the Revolving Loan Commitment or prepay any Term Loan, or the Revolving Loan Commitment is terminated or any Term Loan is prepaid as the result of an Event of Default, in each case prior to the first anniversary of the Closing Date, then Borrowers shall pay to Administrative Agent an amount equal to 1% of the Revolving Loan Commitment and/or the amount of the Term Loan being prepaid, as applicable. Except as required by SECTION 1.3 or this
SECTION 1.9, no other prepayment fee shall be payable by Borrowers upon any voluntary or mandatory prepayment.

          (d)As additional compensation for the Contingent Payment Lenders, Borrowers agree to pay to Administrative Agent, for the ratable benefit of such Lenders, in advance on the Closing Date and on each anniversary thereof prior to the Commitment Termination Date, a fee in an amount equal to the Applicable Facility Fee Margin per annum (calculated on the basis of a 360 day year for actual days elapsed) on the Contingent Payment Loan Commitment, whether or not used.

          1.10 RECEIPT OF PAYMENTS. Borrowers shall make each payment under this Agreement not later than 1:00 p.m. Chicago time on the day when due in immediately available funds in Dollars to the Collection Account. For purposes of computing interest and Fees and determining Borrowing Availability or Net Borrowing Availability as of any date, all payments shall be deemed received on the day of receipt of immediately available funds therefor in the Collection Account prior to 1:00 p.m. Chicago time. Payments received after 1:00 p.m. Chicago time on any Business Day shall be deemed to have been received on the following Business Day.

          1.11  APPLICATION AND ALLOCATION OF PAYMENTS.

          (a)So long as no Event of Default shall have occurred and be continuing, (i) payments matching specific scheduled payments then due shall be applied to those scheduled payments; (ii) voluntary prepayments shall be applied as determined by Borrowers, subject to the provisions of
SECTION 1.3(A); and (iii) mandatory prepayments shall be applied as set forth in SECTION 1.3. As to all payments made when an Event of Default shall have occurred and be continuing or following the Commitment Termination Date, Borrowers hereby irrevocably waive the right to direct the application of any and all payments received from or on behalf of Borrowers, and each Borrower hereby irrevocably agrees that Administrative Agent shall have the continuing exclusive right to apply any and all such payments against the Obligations of Borrowers as Administrative Agent may deem advisable notwithstanding any previous entry by Administrative Agent in the Loan Account or any other books and records. In the absence of a specific determination by Administrative Agent with respect thereto, payments shall be applied to amounts then due and payable in the following order: (1) to Fees and Administrative Agent's expenses reimbursable hereunder; (2) to interest on the Swing Line Loan; (3) to principal payments on the Swing Line Loan; (4) to interest on the other Loans, ratably in proportion to the interest accrued as to each Loan; (5) to principal payments on the other Loans and to provide cash collateral for Letter of Credit Obligations in the manner described in ANNEX B, ratably to the aggregate, combined principal balance of the other Loans and outstanding Letter of Credit Obligations; and (6) to all other Obligations including expenses of Lenders to the extent reimbursable under SECTION 11.3.

          (b)Administrative Agent is authorized to, and at its sole election may, charge to the Revolving Loan balance on behalf of Borrowers and cause to be paid all Fees, expenses, Charges, costs (including insurance premiums in accordance with SECTION 5.4(a)) and interest and principal, other than principal of the Revolving Loan, owing by Borrowers under this Agreement or any of the other Loan Documents if and to the extent Borrowers fail after due notice to promptly pay any such amounts, even if such charges would cause the aggregate balance of the Revolving Loan and the Swing Line Loan to exceed Borrowing Availability. At Administrative Agent's option and to the extent permitted by law, any charges so made shall constitute part of the Revolving Loan hereunder.

          1.12 LOAN ACCOUNT AND ACCOUNTING. Administrative Agent shall maintain a loan account (the "LOAN ACCOUNT") on its books to record: (a) all Advances and all Term Loans, (b) all payments made by Borrowers, and
(c) all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations. All entries in the Loan Account shall be made in accordance with Administrative Agent's customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Administrative Agent's most recent printout or other written statement, shall be presumptive evidence of the amounts due and owing to Administrative Agent and Lenders by Borrowers; PROVIDED that any failure to so record or any error in so recording shall not limit or otherwise affect Borrowers' duty to pay the Obligations. Administrative Agent shall render to Borrower Representative a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Account. Unless Borrower Representative notifies Administrative Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within sixty (60) days after the date thereof, each and every such accounting shall (absent manifest error) be deemed final, binding and conclusive upon each Borrower in all respects as to all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by Borrowers.

          1.13  INDEMNITY.

          (a)Each Credit Party that is a signatory hereto shall jointly and severally indemnify and hold harmless each of Administrative Agent, Lenders and their respective Affiliates, and each such Person's respective officers, directors, employees, attorneys, agents and representatives (each, an "INDEMNIFIED PERSON"), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and disbursements and other reasonable costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all Environmental Liabilities and legal costs and expenses arising out of or incurred in connection with disputes between or among ANY PARTIES to any of the Loan Documents (collectively, "INDEMNIFIED LIABILITIES"); PROVIDED, that no such Credit Party shall be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results solely from that Indemnified Person's gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO
ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR
THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY
OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT
HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT
OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR
THEREUNDER.

          (b)To induce Lenders to provide the LIBOR Rate option on the terms provided herein, if (i) any LIBOR Loans are repaid in whole or in part prior to the last day of any applicable LIBOR Period (whether that repayment is made pursuant to any provision of this Agreement or any other Loan Document or is the result of acceleration, by operation of law or otherwise); (ii) Borrowers shall default in payment when due of the principal amount of or interest on any LIBOR Loan; (iii) Borrowers shall default in making any borrowing of, conversion into or continuation of LIBOR Loans after Borrowers have given notice requesting the same in accordance herewith; or (iv) Borrowers shall fail to make any prepayment of a LIBOR Loan after Borrowers have given a notice thereof in accordance herewith, Borrowers shall indemnify and hold harmless each Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing. Such indemnification shall include any loss or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained. For the purpose of calculating amounts payable to a Lender under this subsection, each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of that LIBOR Loan and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder. As promptly as practicable under the circumstances, each Lender shall provide Borrower Representative with its written calculation of all amounts payable pursuant to this SECTION 1.13(b), and such calculation shall be binding on the parties hereto unless Borrower Representative shall object in writing within ten (10) Business Days of receipt thereof, specifying the basis for such objection in detail.

          1.14 ACCESS. Each Credit Party which is a party hereto shall, during normal business hours and without undue disruption of such Credit Party's business, from time to time upon two (2) Business Days' prior notice as frequently as Administrative Agent reasonably determines to be appropriate: (a) provide Administrative Agent and any of its officers, employees and agents access to its properties, facilities, advisors and employees (including officers) of each Credit Party and to the Collateral, (b) permit Administrative Agent, and any of its officers, employees and agents, to inspect, audit and make extracts from any Credit Party's books and records, and (c) permit Administrative Agent, and its officers, employees and agents, to inspect, review, evaluate and make test verifications and counts of the Accounts, Inventory and other Collateral of any Credit Party. If a Default or Event of Default shall have occurred and be continuing, each such Credit Party shall provide such access to Administrative Agent and to each Lender at all times and without advance notice. Furthermore, so long as any Event of Default shall have occurred and be continuing, each Borrower shall provide Administrative Agent with access to its suppliers and customers. Each Credit Party shall make available to Administrative Agent and its counsel, as quickly as is possible under the circumstances, originals or copies of all books and records which Administrative Agent may reasonably request. Each Credit Party shall deliver any document or instrument necessary for Administrative Agent, as it may from time to time request, to obtain records from any service bureau or other Person which maintains records for such Credit Party. Administrative Agent will give Lenders at least ten (10) days' prior written notice of regularly scheduled audits. Representatives of other Lenders may accompany Administrative Agent's representatives on regularly scheduled audits at no charge to Borrowers.

          1.15  TAXES.

          (a)Any and all payments by Borrowers hereunder or under the Notes shall be made, in accordance with this SECTION 1.15, free and clear of and without deduction for any and all present or future Taxes. If Borrowers shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Notes, (i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 1.15) Administrative Agent or Lenders, as applicable, receive an amount equal to the sum they would have received had no such deductions been made, (ii) Borrowers shall make such deductions, and (iii) Borrowers shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within thirty (30) days after the date of any payment of Taxes, Borrower Representative shall furnish to Administrative Agent the original or a certified copy of a receipt evidencing payment thereof.

          (b)Each Credit Party that is a signatory hereto shall indemnify and, within ten (10) days of demand therefor, pay Administrative Agent and each Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this SECTION 1.15) paid by Administrative Agent or such Lender, as appropriate, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.

          (c)FOREIGN LENDERS. Each Lender organized under the laws of a jurisdiction outside the United States (a "FOREIGN LENDER") as to which payments to be made under this Agreement or under the Notes are exempt from United States withholding tax under an applicable statute or tax treaty shall provide to Borrower Representative and Administrative Agent a properly completed and executed IRS Form 4224 or Form 1001 or other applicable form, certificate or document prescribed by the IRS or the United States certifying as to such Foreign Lender's entitlement to such exemption (a "CERTIFICATE OF EXEMPTION"). Any foreign Person that seeks to become a Lender under this Agreement shall provide a Certificate of Exemption to Borrower Representative and Administrative Agent prior to becoming a Lender hereunder. No foreign Person may become a Lender hereunder if such Person is unable to deliver a Certificate of Exemption.

          1.16  CAPITAL ADEQUACY; INCREASED COSTS; ILLEGALITY.

          (a)If any Lender shall determine that the adoption after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender with any request or directive imposed after the date hereof regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law) from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder, then Borrowers shall from time to time upon demand by such Lender (with a copy of such demand to Administrative Agent) pay to Administrative Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by such Lender to Borrower Representative and to Administrative Agent shall, absent manifest error, be final, conclusive and binding for all purposes.

          (b)If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or
(ii) the compliance with any guideline or request imposed after the date hereof from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Loan, then Borrowers shall from time to time, upon demand by such Lender (with a copy of such demand to Administrative Agent), pay to Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower Representative and to Administrative Agent by such Lender, shall be conclusive and binding on Borrowers for all purposes, absent manifest error. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, the affected Lender shall, to the extent not inconsistent with such Lender's internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by borrowers pursuant to this SECTION 1.16(b).

          (c)Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, then, unless that Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of that Lender without, in that Lender's opinion, adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Borrower Representative through Administrative Agent, (i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate and (ii) Borrowers shall forthwith prepay in full all outstanding LIBOR Loans owing to such Lender, together with interest accrued thereon, UNLESS Borrowers, within five (5) Business Days after the delivery of such notice and demand, convert all such Loans into Loans bearing interest based on the Index Rate.

          (d)REPLACEMENT OF LENDER IN RESPECT OF INCREASED COSTS. After receipt by Borrower Representative of written notice and demand from any Lender (an "AFFECTED LENDER") for payment of additional amounts or increased costs as provided in SECTION 1.15(a), 1.16(a) or 1.16(b), Borrowers may, at their option, notify Administrative Agent and such Affected Lender of their intention to replace the Affected Lender. So long as no Default or Event of Default shall have occurred and be continuing, Borrowers, with the consent of Administrative Agent, may obtain, at Borrowers' expense, a replacement Lender ("REPLACEMENT LENDER") for the Affected Lender, which Replacement Lender must be reasonably satisfactory to Administrative Agent. If Borrowers obtain a Replacement Lender, the Affected Lender must sell and assign its Loans and Commitments to such Replacement Lender for an amount equal to the principal balance of all Loans held by the Affected Lender and all accrued interest and Fees with respect thereto through the date of such sale, PROVIDED that Borrowers shall have reimbursed such Affected Lender for the additional amounts or increased costs that it is entitled to receive under this Agreement through the date of such sale and assignment.

(Notwithstanding the foregoing, Borrowers shall not have the right to obtain a Replacement Lender if the Affected Lender rescinds its demand for increased costs or additional amounts within fifteen (15) days following its receipt of Borrowers' notice of intention to replace such Affected Lender.

          1.17 JOINT AND SEVERAL OBLIGATION; SINGLE LOAN.All Obligations of Borrowers hereunder shall be joint and several, and all Loans to Borrowers and all of the other Obligations of Borrowers arising under this Agreement and the other Loan Documents shall constitute one general obligation of Borrowers secured, until the Termination Date, by all of their Collateral.

2.  CONDITIONS PRECEDENT

          2.1   CONDITIONS TO THE INITIAL LOANS.

          No Lender shall be obligated to make any Loan or incur any Letter of Credit Obligations on or after the Closing Date, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied or provided for in a manner satisfactory to Administrative Agent, or waived in writing by Administrative Agent and
Lenders:

          (a)CREDIT AGREEMENT; LOAN DOCUMENTS. This Agreement or counterparts hereof shall have been duly executed by, and delivered to, each Credit Party, Administrative Agent and Lenders; and Administrative Agent shall have received such documents, instruments, agreements and legal opinions as Administrative Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including all those listed on the Closing Checklist attached hereto as ANNEX D, each in form and substance reasonably satisfactory to Administrative Agent.

          (b)REPAYMENT OF PRIOR LENDER OBLIGATIONS; SATISFACTION OF OUTSTANDING L/CS. (i) Administrative Agent shall have received a fully executed original of a pay-off letter satisfactory to Administrative Agent confirming that all of the Prior Lender Obligations will be repaid in full from the proceeds of the Term Loans and the initial Revolving Credit Advance to be made on the Closing Date and the proceeds of the Related Transactions received by Borrowers on the Closing Date, and all Liens upon any of the property of Borrowers or any of their Subsidiaries in favor of any Prior Lender shall be terminated by such Prior Lender immediately upon such payment; and (ii) all letters of credit issued or guaranteed by any Prior Lender shall have been cash collateralized, supported by a guaranty of Administrative Agent or supported by a Letter of Credit issued pursuant to ANNEX B or deemed issued hereunder as provided in ANNEX B, as mutually agreed upon by Administrative Agent, Borrowers and such Prior Lender.

          (c)APPROVALS. Administrative Agent shall have received (i) satisfactory evidence that the Credit Parties have obtained all required consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance by the Credit Parties of this Agreement and the other Loan Documents and the consummation of the Related Transactions or (ii) an officer's certificate in form and substance satisfactory to Administrative Agent affirming that no such consents or approvals are required.

          (d)OPENING AVAILABILITY. The Eligible Accounts of Borrowers supporting the initial Revolving Credit Advance and the initial Letter of Credit Obligations incurred and the amount of the Reserves to be established on the Closing Date shall be sufficient in value, as determined by Administrative Agent, to provide Borrowers with Net Borrowing Availability, after giving effect to the initial Revolving Credit Advance, the incurrence of any initial Letter of Credit Obligations and the consummation of the Related Transactions (on a pro forma basis, with trade payables being paid currently, and expenses and liabilities being paid in the ordinary course of business and without acceleration of sales) of at least $7,500,000.

          (e)PAYMENT OF FEES. Borrowers shall have paid the Fees required to be paid on the Closing Date in the respective amounts specified in
SECTION 1.9 (including the Fees specified in the GE Capital Fee Letter), and shall have reimbursed Administrative Agent for all reasonable out-of-pocket costs and expenses of closing presented as of the Closing Date.

          (f)CAPITAL STRUCTURE: OTHER INDEBTEDNESS. The capital structure of each Credit Party and the terms and conditions of all Indebtedness of each Credit Party shall be acceptable to Administrative Agent in its sole discretion.

          (g)CONSUMMATION OF RELATED TRANSACTIONS. Administrative Agent shall have received fully executed copies of the Agreement and Plan of Merger and each of the other Related Transactions Documents, each of which shall be in form and substance satisfactory to Administrative Agent and its counsel. The Transaction and the other Related Transactions shall be simultaneously consummated in accordance with the terms of the Agreement and Plan of Merger and the other Related Transactions Documents. Pursuant to the Transaction and the other Related Transactions, the aggregate fees and closing costs (including those payable to Agents and Lenders) shall not exceed $9 million. Cardinal Holdings shall have received cash proceeds of $50,000,000 from an offering of equity prior to the consummation of the Transaction, on terms and conditions reasonably acceptable to Administrative Agent. Total aggregate Indebtedness of Borrowers on the Closing Date, after taking into account the Loans and the Transaction, shall not exceed $150 million.

          2.2 FURTHER CONDITIONS TO EACH LOAN. Except as otherwise expressly provided herein, no Lender shall be obligated to fund any Loan (including Contingent Payment Loan) or incur any Letter of Credit
Obligation, if, as of the date thereof:

          (a)Any representation or warranty by any Credit Party contained herein or in any of the other Loan Documents shall be untrue or incorrect as of such date, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement; or

          (b)Any event or circumstance having a Material Adverse Effect shall have occurred since the date hereof; or

          (c)(i) Any Event of Default shall have occurred and be continuing or would result after giving effect to any Loan (or the incurrence of any Letter of Credit Obligations), or (ii) a Default shall have occurred and be continuing or would result after giving effect to any Loan (or the incurrence of any Letter of Credit Obligations), and Administrative Agent or Requisite Revolving Lenders shall have determined not to make any Loan or incur any Letter of Credit Obligation so long as that Default is continuing; or

          (d)After giving effect to any Advance (or the incurrence of any Letter of Credit Obligations), the outstanding principal amount of the Revolving Loan would exceed the lesser of the Borrowing Base and the Maximum Amount, MINUS, in each case, the then outstanding principal amount of the Swing Line Loan; or

          (e)After giving effect to any Swing Line Advance, the outstanding principal amount of the Swing Line Loan would exceed
Swing Line Availability. The request and acceptance by any Borrower of the proceeds of any Loan, the incurrence of any Letter of Credit
Obligations or the conversion or continuation of any Loan into, or as, a LIBOR Loan, as the case may be, shall be deemed to constitute, as of the date of suchrequest or acceptance, (i) a representation and warranty by each Borrower that the conditions in this SECTION 2.2 have been satisfied and (ii) a reaffirmation by each Borrower of the granting and continuance of Administrative Agent's Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents.

3. REPRESENTATIONS AND WARRANTIES

          To induce Lenders to make the Loans and to incur Letter of Credit Obligations, the Credit Parties executing this Agreement, jointly and severally, make the following representations and warranties to Administrative Agent and each Lender with respect to all Credit
Parties, each and all of which shall survive the execution and delivery of this Agreement.

          3.1   CORPORATE EXISTENCE; COMPLIANCE WITH LAW.  Each Credit Party
(a) is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except as could not reasonably be expected to have a Material Adverse Effect; (c) has the requisite corporate or limited liability company power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now conducted and proposed to be conducted; (d) has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct, except as could not reasonably be expected to have a Material Adverse Effect; (e) is in compliance with its charter and by-laws (or analogous organizational documents); and (f) subject to specific representations set forth herein regarding ERISA, Environmental Laws, tax and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          3.2 EXECUTIVE OFFICES; FEIN. As of the Closing Date, the current location of each Credit Party's chief executive office and principal place of business is set forth in DISCLOSURE SCHEDULE (3.2), and none of such locations have changed within the twelve (12) months preceding the Closing Date. In addition, DISCLOSURE SCHEDULE (3.2) lists the federal employer identification number of each Credit Party.

          3.3 POWER, AUTHORIZATION, ENFORCEABLE OBLIGATIONS. The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party and the creation of all Liens provided for therein: (a) are within such Person's corporate or limited liability company power; (b) have been duly authorized by all necessary or proper corporate and shareholder action (or limited liability company and member action); (c) do not contravene any provision of such Person's charter or bylaws (or analogous organizational documents); (d) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (e) except for obligations to Prior Lenders which are being paid in full and terminated as part of the Related Transactions, do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Administrative Agent, on behalf of itself and Lenders, pursuant to the Loan Documents or in favor of the Vessel Mortgagee on behalf of Administrative Agent and the Lenders pursuant to the Vessel Mortgage; and (g) do not require the consent or approval of any Governmental Authority or any other Person. On or prior to the Closing Date, each of the Loan Documents shall have been duly executed and delivered by each Credit Party thereto and each such Loan
Document shall then constitute a legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally).

          3.4 FINANCIAL STATEMENTS AND PROJECTIONS. Except for the Projections, all Financial Statements which are referenced below have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited Financial Statements, for the absence of footnotes and normal year-end audit adjustments) and present fairly in all material respects the financial position of the Persons covered thereby as at the dates thereof and the results of their operations and cash flows for the periods then ended.

          (a)The following Financial Statements attached hereto as DISCLOSURE SCHEDULE (3.4(a)) have been delivered on the date hereof:

               (i)The audited consolidated and unaudited consolidating balance sheets at December 31, 1997 and 1998 and the related statements of income and cash flows (except for unaudited consolidating statements of cash flows) of Holdings and its Subsidiaries for the Fiscal Years then ended, certified by KPMG LLP.

               (ii)The audited consolidated balance sheets at December 31, 1998 and the related statements of income and cash flows of Cardinal Holdings and its Subsidiaries for the Fiscal Year than ended, certified by Ernst & Young LLP.

               (iii)The unaudited consolidated and consolidating balance sheets at March 31, 1999 and the related statements of income and cash flows of (x) Holdings and its Subsidiaries (except for unaudited consolidating statements of cash flows) and (y) Cardinal Holdings and its Subsidiaries, for the Fiscal Quarter then ended.

          (b)PRO FORMA. The Pro Forma delivered on the date hereof and attached hereto as DISCLOSURE SCHEDULE (3.4(b)) was prepared by Borrowers giving PRO FORMA effect to the Related Transactions, was based on the unaudited consolidated balance sheets of Holdings and its Subsidiaries dated March 31, 1999, and was prepared in accordance with GAAP, with only such adjustments thereto as would be required in accordance with GAAP.

          (c)PROJECTIONS. The Projections delivered on the date hereof and attached hereto as DISCLOSURE SCHEDULE (3.4(c)) have been prepared by Borrowers in light of the past operations of their businesses, and reflect projections for the seven-year period beginning on January 1, 1999, on a quarterly basis for 1999 and on an annual basis thereafter. The Projections are based upon estimates and assumptions stated therein, all of which Borrowers believe to be reasonable and fair in light of current conditions and current facts known to Borrowers and, as of the Closing Date, reflect Borrowers' good faith and reasonable estimates of the future financial performance of Holdings and its Subsidiaries and of the other information projected therein for the period set forth therein.

          3.5 MATERIAL ADVERSE EFFECT. Between December 31, 1998 and the Closing Date, (a) no Credit Party has incurred any obligations, contingent or non-contingent liabilities, liabilities for Charges, long-term leases or unusual forward or long-term commitments which, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (b) no contract, lease or other agreement or instrument has been entered into by any Credit Party or has become binding upon any Credit Party's assets and no law or regulation applicable to any Credit Party has been adopted which has had or could reasonably be expected to have a Material Adverse Effect, and (c) no Credit Party is in default and to the best of Borrowers' knowledge no third party is in default under any material contract, lease or other agreement or instrument, which alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. Between December 31, 1998 and the Closing Date no event has occurred, which alone or together with other events, could reasonably be expected to have a Material Adverse Effect.

          3.6   OWNERSHIP OF PROPERTY; LIENS.

          (a)AS OF THE CLOSING DATE, THE REAL ESTATE ("REAL ESTATE") listed on DISCLOSURE SCHEDULE (3.6)(a) constitutes all of the real property owned, leased or subleased by any Credit Party. Each Credit Party owns good and marketable fee simple title to all of its owned Real Estate, and valid leasehold interests in all of its leased Real Estate, all as described on DISCLOSURE SCHEDULE (3.6)(a), and copies of all such leases or a summary of terms thereof have been delivered to Administrative Agent. DISCLOSURE SCHEDULE (3.6)(a) further describes any Real Estate with respect to which any Credit Party is a lessor, sublessor or assignor as of the Closing Date. Each Credit Party also has good and marketable title to, or valid leasehold interests in, all of its personal properties and assets. As of the Closing Date, after giving effect to the Related Transactions, none of the properties and assets of any Credit Party are subject to any Liens other than Permitted Encumbrances, and there are no facts, circumstances or conditions known to any Credit Party that may reasonably be expected to result in any Liens (including Liens arising under Environmental Laws) other than Permitted Encumbrances.
Each Credit Party has received all deeds, assignments, waivers, estoppels, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Credit Party's right, title and interest in and to all such Real Estate and other properties and assets, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. As of the Closing Date, DISCLOSURE SCHEDULE (3.6)(a) also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate. As of the Closing Date, no portion of any Credit Party's Real Estate has suffered any material damage by fire or other casualty loss which has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied. As of the Closing Date, all material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect.

          (b)As of the Closing Date, the Vessels listed by name and official number in SCHEDULE 3.6(b) constitute all of the Vessels owned or operated by Borrowers. Each Vessel is owned by a Borrower, is duly registered under the laws of the United States, is eligible to engage in the coastwide trade and no Vessel has been the subject (including by virtue of her trade or the actions of her owner at any time) of such facts or circumstances as would cause her to be declared ineligible for the coastwide trade of the United States by the U.S. Coast Guard, the Custom Service or the United States Maritime Association. At all relevant times, each Borrower that operates a Vessel has been "a citizen of the United States" within the meaning of Section 2 of the Shipping Act of 1916, as amended, for the purpose of operating its Vessels in the coastwide trade of the United States. Each Vessel is duly documented (to the extent required for its current use) in the name of a Borrower with the U.S. Coast Guard and each of the Vessels has (to the extent required for its current use) current certificates of inspection and documentation (with coastwide trade endorsements) in effect with the U.S. Coast Guard and all other certificates and documentation required by any Governmental Authority to operate offshore in the U.S. Gulf of Mexico, in each case free of reportable exceptions or notations of record which would affect her class, except for such which may be postponed until the Vessel's next scheduled or other future drydocking. Each Vessel and engine and other major component thereof is in a good state of repair and operating condition, ordinary wear and tear excepted, which is adequate to enable such Vessel to perform the functions for the related Borrower for which it has been historically used and operated in the ordinary course of business, in each case except as could not reasonably be expected to have a Material Adverse Effect.

          3.7 LABOR MATTERS. As of the Closing Date (a) no strikes or other material labor disputes against any Credit Party are pending or, to any Credit Party's knowledge, threatened; (b) hours worked by and payment made to employees of each Credit Party comply in all material respects with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matter; (c) all payments due from any Credit Party for employee health and welfare insurance have been paid or accrued as a liability on the books of such Credit Party; (d) except as set forth in DISCLOSURE SCHEDULE (3.7), no Credit Party is a party to or bound by any collective bargaining agreement, management agreement, consulting agreement or any employment agreement (and true and complete copies of any agreements described on DISCLOSURE SCHEDULE (3.7) have been delivered to Administrative Agent); (e) except as set forth in DISCLOSURE SCHEDULE (3.7), to any Credit Party's knowledge, there is no organizing activity involving any Credit Party pending or threatened by any labor union or group of employees; (f) there are no representation proceedings pending or, to any Credit Party's knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of any Credit Party has made a pending demand for recognition; and (g) except as set forth in DISCLOSURE SCHEDULE (3.7), there are no complaints or charges against any Credit Party pending or, to the knowledge of any Credit Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Credit Party of any individual.

          3.8 VENTURES, SUBSIDIARIES AND AFFILIATES; OUTSTANDING STOCK AND INDEBTEDNESS. Except as set forth in DISCLOSURE SCHEDULE (3.8), as of the Closing Date, no Credit Party has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. As of the Closing Date, all of the issued and outstanding Stock of each Credit Party is owned by the stockholders (or members) and in the amounts set forth on DISCLOSURE SCHEDULE (3.8)
(except that for Holdings, only those stockholders that own five percent (5%) or more of Holdings are listed on such Disclosure Schedule) and except as set forth therein there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Credit Party (other than Holdings) may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries. All outstanding Indebtedness of each Credit Party as of the Closing Date is described in
Section 6.3 (including DISCLOSURE SCHEDULE (6.3)).

          3.9 GOVERNMENT REGULATION. No Credit Party is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940 as amended. No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. The borrowing of the Loans by Borrowers, the incurrence of the Letter of Credit Obligations on behalf of Borrowers, the application of the proceeds thereof and repayment thereof and the consummation of the Related Transactions by the Credit Parties will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission and applicable to any Credit Party.

          3.10 MARGIN REGULATIONS. No Credit Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin security" as such terms are defined in Regulation U or G of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "MARGIN STOCK"). None of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the Loans or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulation T, U or X of the Federal Reserve Board. No Credit Party will take any action which might cause any Loan Document to violate any regulation of the Federal Reserve Board.

          3.11 TAXES. All tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by any Credit Party have been filed with the appropriate Governmental Authority and all Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding Charges or other amounts being contested in accordance with SECTION 5.2(b), except those which could not reasonably be expected to have a Material Adverse Effect. Proper and accurate amounts have been withheld by each Credit Party from its respective employees for all periods in full and complete compliance with all applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities, except those which could not reasonably be expected to have a Material Adverse Effect. DISCLOSURE SCHEDULE (3.11) sets forth as of the Closing Date those taxable years for which any Credit Party's tax returns are currently being audited by the IRS or any other applicable Governmental Authority and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. Except as described on DISCLOSURE SCHEDULE (3.11) or as otherwise disclosed to Administrative Agent in writing, no Credit Party has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. None of the Credit Parties and their respective predecessors are liable for any Charges: (a) under any agreement (including any tax sharing agreements) or (b) to each Credit Party's knowledge, as a transferee. As of the Closing Date, no Credit Party has agreed or been requested to make any adjustment under IRC
Section 481(a), by reason of a change in accounting method or otherwise, which would have a Material Adverse Effect.

          3.12  ERISA.

          (a)EXCEPT AS LISTED AND SEPARATELY IDENTIFIED ON DISCLOSURE SCHEDULE (3.12) or as otherwise disclosed to Administrative Agent in writing, there are no Title IV Plans, Multiemployer Plans, ESOPs and Retiree Welfare Plans. Copies of all such listed or disclosed Plans, together with a copy of the latest form 5500 for each such Plan, will be made available to Administrative Agent upon written request by Administrative Agent. Except as set forth in DISCLOSURE SCHEDULE (3.12), each Qualified Plan has received a determination letter from the IRS to qualify under Section 401 of the IRC, and the trusts created thereunder have been determined to be exempt from tax under the provisions of
Section 501 of the IRC, and nothing has occurred which would cause the loss of such qualification or tax-exempt status. Each Plan is in compliance with the applicable provisions of ERISA and the IRC, including the filing of reports required under the IRC or ERISA, except to the extent such non-compliance would not reasonably be expected to result in a liability of more than $1,000,000. No Credit Party or ERISA Affiliate has failed to make any contribution or pay any amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan, except to the extent such failure would not reasonably be expected to result in a liability of more than $1,000,000. No Credit Party or ERISA Affiliate has engaged in a prohibited transaction, as defined in Section 4975 of the IRC, in connection with any Plan, which would subject any Credit Party to a material tax on prohibited transactions imposed by Section 4975 of the IRC which would reasonably be expected to result in a liability of more than $1,000,000.

          (b)Except as set forth in DISCLOSURE SCHEDULE (3.12): (i) no Title IV Plan has any Unfunded Pension Liability; (ii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of any Credit Party, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan; (iv) no Credit Party or ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years no Title IV Plan with Unfunded Pension Liabilities has been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any Credit Party or ERISA Affiliate; and (vi) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by the Standard & Poor's Corporation or the equivalent by another nationally recognized rating agency; PROVIDED, HOWEVER, that there shall not be a misrepresentation to the extent that any of the liabilities in (i) through (vi) above would not reasonably be expected, in the aggregate, to result in liability of more than $1,000,000.

          3.13 NO LITIGATION. No action, claim, lawsuit, demand, investigation or proceeding is now pending or, to the knowledge of any Credit Party, threatened against any Credit Party, before any Governmental Authority, or before any arbitrator or panel of arbitrators (collectively, "LITIGATION"), (a) which challenges any Credit Party's right or power to enter into or perform any of its obligations under the Loan Documents to which it is a party, or the validity or enforceability of any Loan Document or any action taken thereunder, or (b) which has a reasonable risk of being determined adversely to any Credit Party and which, if so determined, could reasonably be expected to have a Material Adverse Effect. Except as set forth on DISCLOSURE SCHEDULE (3.13), as of the Closing Date there is no Litigation pending or threatened which seeks damages in excess of $500,000 or injunctive relief or alleges criminal misconduct of any Credit Party.

          3.14 BROKERS. No broker or finder acting on behalf of any Credit Party brought about the obtaining, making or closing of the Loans or the Related Transactions, and no Credit Party has any obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

          3.15 INTELLECTUAL PROPERTY. As of the Closing Date, each Credit Party owns or has rights to use all Intellectual Property necessary to continue to conduct its business as now or heretofore conducted by it or proposed to be conducted by it, and each such Patent, Trademark, Copyright and License is listed, together with application or registration numbers, as applicable, in DISCLOSURE SCHEDULE (3.15) hereto. Each Credit Party conducts its business and affairs without infringement of or interference with any Intellectual Property of any other Person, except as which could not reasonably be expected to have a Material Adverse Effect.

          3.16 FULL DISCLOSURE. No information contained in this Agreement, any of the other Loan Documents, any Projections, Financial Statements or Collateral Reports or other reports from time to time delivered hereunder or any written statement furnished by or on behalf of any Credit Party to Administrative Agent or any Lender pursuant to the terms of this Agreement contains any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Liens granted to Administrative Agent, on behalf of itself and Lenders, and to the Vessel Mortgagee, on behalf of Administrative Agent and the Lenders, pursuant to the Collateral Documents will at all times be fully perfected first priority Liens in and to the Collateral described therein (except for motor vehicles), subject, as to priority, only to Permitted Encumbrances with respect to the Collateral other than Accounts.

          3.17  ENVIRONMENTAL MATTERS.

          (a)Except as set forth in DISCLOSURE SCHEDULE (3.17), as of the Closing Date: (i) the Real Estate is free of contamination from any Hazardous Material except for such contamination that would not materially adversely impact the value or marketability of such Real Estate and which would not result in Environmental Liabilities which could reasonably be expected to exceed $200,000; (ii) no Credit Party has caused or suffered to occur any Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate which has not been remedied in accordance with applicable Environmental Law; (iii) the Credit Parties are and have been in compliance with all Environmental Laws, except for such noncompliance which would not result in Environmental Liabilities which could reasonably be expected to exceed $200,000; (iv) the Credit Parties have obtained, and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain or comply with such Environmental Permits would not result in Environmental Liabilities which could reasonably be expected to exceed $200,000, and all such Environmental Permits are valid, uncontested and in good standing; (v) no Credit Party is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of such Credit Party which could reasonably be expected to exceed $200,000, and no Credit Party has permitted any current or former tenant or occupant of the Real Estate to engage in any such operations; (vi) the estimated cost of compliance by the Credit Parties with Environmental Laws and Environmental Permits for each of the two Fiscal Years following the Closing Date is less than $100,000; (vii) there is no pending or, to the knowledge of the Credit Parties, threatened Litigation against any Credit Party arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material which seeks damages, penalties, fines, costs or expenses from any Credit Party in excess of $200,000 or injunctive relief, or which alleges criminal misconduct by any Credit Party; (viii) no notice has been received by any Credit Party identifying it as a "potentially responsible party" or requesting information under CERCLA or analogous state statutes, and to the knowledge of the Credit Parties, there are no facts, circumstances or conditions that may result in any Credit Party being identified as a "potentially responsible party" under CERCLA or analogous state statutes; and (ix) the Credit Parties have provided to Administrative Agent copies of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities, in each case relating to any Credit Party.

          (b)Each Credit Party hereby acknowledges and agrees that Administrative Agent (i) is not now, and has not ever been, in control of any of the Real Estate or any Credit Party's affairs, and (ii) does not have the capacity through the provisions of the Loan Documents or otherwise to influence any Credit Party's conduct with respect to the ownership, operation or management of any of its Real Estate or compliance with Environmental Laws or Environmental Permits.

          3.18 INSURANCE. DISCLOSURE SCHEDULE (3.18) lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by each Credit Party, as well as a summary of the terms of each such policy.

          3.19 DEPOSIT AND DISBURSEMENT ACCOUNTS. DISCLOSURE SCHEDULE (3.19) lists all banks and other financial institutions at which any Credit Party maintains deposits and/or other accounts as of the Closing Date, including any Disbursement Accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number.

          3.20 GOVERNMENT CONTRACTS. Except as set forth in DISCLOSURE SCHEDULE (3.20), as of the Closing Date, no Credit Party is a party to any contract or agreement with any Governmental Authority and no Credit Party's Accounts are subject to the Federal Assignment of Claims Act, as amended (31 U.S.C. Section 3727) or any similar state or local law.

          3.21 CUSTOMER AND TRADE RELATIONS. As of the Closing Date, there exists no actual or, to the knowledge of any Credit Party, threatened termination or cancellation of: (a) the business relationship of any Credit Party with any customer or group of customers whose purchases or other activities during the preceding twelve (12) months caused them to be ranked among the ten largest customers of such Credit Party; or (b) the business relationship of any Credit Party with any supplier material to its operations.

          3.22 AGREEMENTS AND OTHER DOCUMENTS. As of the Closing Date, each Credit Party has made available to Administrative Agent or its counsel, on behalf of Lenders, accurate and complete copies (or summaries) of all of the following agreements or documents to which it is subject and each of which are listed on DISCLOSURE SCHEDULE (3.22): (a) supply agreements and purchase agreements not terminable by such Credit Party within sixty (60) days following written notice issued by such Credit Party and involving transactions in excess of $1,000,000 per annum; (b) any lease of Equipment having a remaining term of one year or longer and requiring aggregate rental and other payments in excess of $500,000 per annum; (c) licenses and permits held by the Credit Parties, the absence of which could be reasonably likely to have a Material Adverse Effect; (d) instruments or documents evidencing Indebtedness of such Credit Party and any security interest granted by such Credit Party with respect thereto; and (e) instruments and agreements evidencing the issuance of any equity securities, warrants, rights or options to purchase equity securities of such Credit Party.

          3.23 SOLVENCY. Both before and after giving effect to (a) the Loans and Letter of Credit Obligations to be made or extended on the Closing Date or such other date as Loans and Letter of Credit Obligations requested hereunder are made or extended, (b) the disbursement of the proceeds of such Loans pursuant to the instructions of Borrowers, (c) the Transaction, the Refinancing and the consummation of the other Related Transactions and (d) the payment and accrual of all transaction costs in connection with the foregoing, each Credit Party is Solvent.

          3.24 AGREEMENT AND PLAN OF MERGER. As of the Closing Date, Borrower Representative has delivered to Administrative Agent a complete and correct copy of the Agreement and Plan of Merger (including, to the extent requested by Administrative Agent, all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith). As of the Closing Date, no Credit Party and no other Person party thereto is in default in the performance or compliance with any provisions thereof.
The Agreement and Plan of Merger complies with, and the Transaction has been consummated in accordance with, all applicable laws. The Agreement and Plan of Merger is in full force and effect as of the Closing Date, and has not been terminated, rescinded or withdrawn. All requisite approvals by Governmental Authorities having jurisdiction over any Credit Party and other Persons referenced therein, with respect to the transactions contemplated by the Agreement and Plan of Merger, have been obtained, and no such approvals impose any conditions to the consummation of the transactions contemplated by the Agreement and Plan of Merger or to the conduct by any Credit Party of its business thereafter. To the best of each Credit Party's knowledge, as of the Closing Date, none of the representations or warranties made by any Credit Party in the Agreement and Plan of Merger contain any untrue statement of a material fact or omit any fact necessary to make the statements therein not misleading. As of the Closing Date, except as could not reasonably be expected to have a Material Adverse Effect, each of the representations and warranties given by each applicable Credit Party in the Agreement and Plan of Merger is true and correct in all material respects.

          3.25 YEAR 2000. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (i) Borrowers' and their Subsidiaries' computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others) and the testing of all such systems and equipment, as so reprogrammed, are expected by Borrowers to be completed in all material respects by August 31, 1999. The cost to Borrowers of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to Borrowers (including, without limitation, reprogramming errors) will not result in a Default, an Event of Default or a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of Borrowers and their Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of the Agreement to be able to interpret dates after December 31, 1999 except to the extent the failure to interpret such dates will not have a Material Adverse Effect.

4.  FINANCIAL STATEMENTS AND INFORMATION

          4.1   REPORTS AND NOTICES.

          (a)Each Credit Party executing this Agreement hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Administrative Agent and/or Lenders, as required, the Financial Statements, notices, Projections and other information at the times, to the Persons and in the manner set forth in ANNEX E.

          (b)Each Credit Party executing this Agreement hereby agrees that from and after the Closing Date and until the Termination
Date, it shall deliver to Administrative Agent and/or Lenders, as required, the various Collateral Reports (including Borrowing Base Certificates in the form of Exhibit 4.1(b)) at the times, to the Persons and in the manner set forth in ANNEX F.

          4.2 COMMUNICATION WITH ACCOUNTANTS. Each Credit Party executing this Agreement authorizes Administrative Agent and, so long as an Event of Default shall have occurred and be continuing or upon not less than two (2) Business Days' prior notice to the Borrower Representative if no Event of Default has occurred or is continuing, each Lender, to communicate directly with the independent certified public accountants (including KPMG LLP) of any Credit Party (provided that, if the related Credit Party so requests and no Event of Default has occurred, it may participate in any such communication), and authorizes and shall instruct those accountants and advisors to disclose and make available to Administrative Agent and each Lender any and all Financial Statements and other supporting financial documents, schedules and information relating to any Credit Party (including copies of any issued management letters) with respect to the business, financial condition and other affairs of any Credit Party.

5.   AFFIRMATIVE COVENANTS

          Each Credit Party executing this Credit Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof and until the Termination Date:

          5.1   MAINTENANCE OF EXISTENCE AND CONDUCT OF BUSINESS.  Each
Credit Party shall: (a) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate or limited liability company existence and its rights and franchises; (b) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; (c) at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and (d) transact business only in such corporate (or limited liability company) and trade names as are set forth in DISCLOSURE SCHEDULE 5.1 or such other names as to which Administrative
Agent has received advance notice pursuant to the provisions of the Security Agreement; PROVIDED that nothing contained in this SECTION 5.1 shall prohibit any Credit Party from being dissolved, making dispositions or taking any other action, in each case in accordance with other express provisions of the Agreement.

          5.2   PAYMENT OF OBLIGATIONS.

          (a)SUBJECT TO SECTION 5.2(b), each Credit Party shall pay and discharge or cause to be paid and discharged promptly all Charges payable by it, including (A) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social security and unemployment withholding with respect to its employees, and (B) lawful claims for labor, materials, supplies and services or otherwise, before any thereof shall become past due, except where failure to do so would not have a Material Adverse Effect.

          (b)Each Credit Party may in good faith contest, by appropriate proceedings, the validity or amount of any Charges or claims described in
SECTION 5.2(a); PROVIDED, that (i) adequate reserves with respect to such contest are maintained on the books of such Credit Party, in accordance with GAAP, (ii) such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Charges or claims or any Lien in respect thereof, (iii) none of the Collateral becomes subject to forfeiture or loss as a result of such contest, (iv) no Lien shall be imposed to secure payment of such Charges or claims other than Permitted Encumbrances and (v) such Credit Party shall promptly pay or discharge such contested Charges or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Administrative Agent evidence acceptable to Administrative Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Credit Party or the conditions set forth in this SECTION 5.2(b) are no longer met.

          5.3 BOOKS AND RECORDS. Each Credit Party shall keep adequate books and records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements attached as DISCLOSURE SCHEDULE (3.4(a)).

          5.4   INSURANCE; DAMAGE TO OR DESTRUCTION OF COLLATERAL.

          (a)The Credit Parties shall, at their sole cost and expense, maintain the policies of insurance described on DISCLOSURE SCHEDULE (3.18) and the insurance required by the Collateral Documents in form and with insurers acceptable to Administrative Agent. If any Credit Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay all premiums relating thereto, Administrative Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which Administrative Agent deems advisable. Administrative Agent shall have no obligation to obtain insurance for any Credit Party or pay any premiums therefor. By doing so, Administrative Agent shall not be deemed to have waived any Default or Event of Default arising from any Credit Party's failure to maintain such insurance or pay any premiums therefor. All sums so disbursed, including attorneys' fees, court costs and other charges related thereto, shall be payable on demand by Borrowers to Administrative Agent and shall be additional Obligations hereunder secured by the Collateral.

          (b)Administrative Agent reserves the right at any time upon any change in any Credit Party's risk profile (including any change in the product mix maintained by any Credit Party or any laws affecting the potential liability of such Credit Party) to require additional forms and limits of insurance to, in Administrative Agent's opinion, adequately protect both Administrative Agent's and Lender's interests in all or any portion of the Collateral and to ensure that each Credit Party is protected by insurance in amounts and with coverage customary for its industry. If requested by Administrative Agent, each Credit Party shall deliver to Administrative Agent from time to time a report of a reputable insurance broker, satisfactory to Administrative Agent, with respect to its insurance policies.

          (c)Each Borrower shall deliver to Administrative Agent, in form and substance reasonably satisfactory to Administrative Agent, endorsements to (i) all "All Risk" insurance naming Administrative
Agent, on behalf of itself and Lenders, as loss payee, and (ii) all general liability and other liability policies naming Administrative Agent, on behalf of itself and Lenders, as additional insured. Each Borrower irrevocably makes, constitutes and appoints Administrative Agent
(and all officers, employees or agents designated by Administrative Agent), so long as any Default or Event of Default shall have occurred and be continuing or the anticipated insurance proceeds exceed $5,000,000, as such Borrower's true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such Borrower's "All Risk" policies of insurance, endorsing the name of such Borrower on any check or other item of payment for the proceeds of such "All Risk" policies of insurance and for making all determinations and decisions with respect to such "All Risk" policies of insurance. Administrative Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. Borrower
Representative shall promptly notify Administrative Agent of any loss, damage, or destruction to the Collateral in the amount of $500,000 or more (or, with respect to Vessels, $1,000,000 or more, as is provided in the Vessel Mortgage), whether or not covered by insurance. After deducting from such proceeds the expenses, if any, incurred by Administrative Agent in the collection or handling thereof, Administrative Agent may, at its option, apply such proceeds to the reduction of the obligations in accordance with SECTION 1.3(d), or permit or require Borrowers to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction. Notwithstanding the foregoing, if the casualty giving rise to such insurance proceeds would not reasonably be expected to have a Material Adverse Effect and such insurance proceeds do not exceed $5,000,000 in the aggregate, Administrative Agent shall permit
Borrowers to replace, restore, repair or rebuild the property; PROVIDED that if Borrowers have not completed or entered into binding agreements to complete such replacement, restoration, repair or rebuilding within 180 days of such casualty, Administrative Agent may apply such insurance proceeds to the Obligations in accordance with SECTION 1.3(d). All insurance proceeds which are to be made available to Borrowers to replace, repair, restore or rebuild the Collateral shall be applied by Administrative Agent to reduce the outstanding principal balance of the Revolving Loan (which application shall not result in a permanent reduction of the Revolving Loan Commitment) and upon such application, Administrative Agent shall establish a Reserve against the Borrowing Base in an amount equal to the amount of such proceeds so applied.
Thereafter, such funds shall be made available to Borrowers to provide funds to replace, repair, restore or rebuild the Collateral as follows:
(i) the related Borrowers shall request a Revolving Credit Advance in the amount requested to be released; (ii) so long as the conditions set forth in SECTION 2.2 have been met, Revolving Lenders shall make such Revolving Credit Advance; and (iii) the Reserve established with respect to such insurance proceeds shall be reduced by the amount of such Revolving
Credit Advance. To the extent not used to replace, repair, restore or rebuild the Collateral, such insurance proceeds shall be applied in accordance with SECTION 1.3(d) and the Reserve established hereunder shall be correspondingly reduced.

          5.5 COMPLIANCE WITH LAWS. Each Credit Party shall comply with all federal, state, local and foreign laws and regulations applicable to it, including those relating to the ownership and operation of the Vessels in the U.S. coastwide trade, ownership and operation of the Real Estate, licensing, ERISA and labor matters and Environmental Laws and Environmental Permits, except to the extent that the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          5.6 SUPPLEMENTAL DISCLOSURE. From time to time as may be requested by Administrative Agent (which request will not be made more frequently than once each year absent the occurrence and continuance of a Default or an Event of Default), the Credit Parties shall supplement each Disclosure Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or as an exception to such representation or which is necessary to correct any information in such Disclosure Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Disclosure Schedule, such Disclosure Schedule shall be appropriately marked to show the changes made therein); PROVIDED that (a) no such supplement to any such Disclosure Schedule or representation shall be or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by Administrative Agent and Requisite Lenders in writing; and (b) no supplement shall be required as to representations and warranties that relate solely to the Closing Date.

          5.7 INTELLECTUAL PROPERTY. Each Credit Party will conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

          5.8 ENVIRONMENTAL MATTERS. Each Credit Party shall: (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance which could not reasonably be expected to have a Material Adverse Effect;
(b) implement any and all investigation, remediation, removal and response actions which are appropriate or necessary, in such Credit
Party's reasonable judgment, to maintain the value and marketability of the Real Estate or to otherwise comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous
Material on, at, in, under, above, to, from or about any of its Real
Estate; (c) notify Administrative Agent promptly after such Credit Party becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Estate which is reasonably likely to result in Environmental Liabilities in excess of $200,000; (d) promptly forward to Administrative Agent a copy of any order, notice, request for information or any communication or report received by such Credit Party in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in Environmental Liabilities in excess of $200,000, in each case whether or not the Environmental Protection Agency or any Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter; and (e) shall use its best efforts to address and, where possible resolve, those environmental issues identified in the Environmental Reports no later than 180 days after the execution of this Agreement and shall notify Administrative
Agent within 190 days following the Closing of the status thereof and shall provide periodic updates each quarter thereafter until all of the issues identified in the Environmental Reports have been resolved. If Administrative Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental
Permits by any Credit Party or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, which, in each case, could reasonably be expected to have a Material Adverse Effect, then each Credit Party shall, upon Administrative Agent's written request (i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at Borrowers' expense, as Administrative Agent may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to Administrative
Agent and shall be in form and substance reasonably acceptable to Administrative Agent, and (ii) permit Administrative Agent or its representatives to have access to all Real Estate for the purpose of conducting such environmental audits and testing as Administrative Agent reasonably deems appropriate, including subsurface sampling of soil and groundwater. Borrowers shall reimburse Administrative Agent for the costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.

          5.9 LANDLORDS' AGREEMENTS, MORTGAGEE AGREEMENTS, CHARTERER AGREEMENTS AND BAILEE LETTERS. Unless waived by Administrative Agent, each Credit Party shall obtain within 60 days after the Closing Date a landlord's agreement, or bailee letter, as applicable, from the lessor of each leased property or with respect to any warehouse, processor or converter facility or other location where Collateral is located, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord or bailee may assert against such Collateral or the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to Administrative Agent. Each Credit Party shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

          5.10 INTEREST RATE PROTECTION. Within ninety (90) days after the Closing Date and for a period of three (3) years thereafter, Borrowers shall enter into and maintain interest rate cap, swap and/or collar agreements, or other agreements or arrangements designed to provide protection against fluctuations in interest rates, which shall be on terms, for periods and with counterparties reasonably acceptable to Administrative Agent, and by which Borrowers are protected against increases in interest rates from and after the date of such contracts as to a notional amount of not less than $35,000,000.

          5.11 FURTHER ASSURANCES. Each Credit Party executing this Agreement agrees that it shall and shall cause each other Credit Party (whether now existing or hereafter acquired) to, at such Credit Party's expense and upon request of Administrative Agent, duly execute and deliver, or cause to be duly executed and delivered, to Administrative Agent such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Administrative Agent to carry out more effectually the provisions and purposes of this Agreement or any other Loan Document.

          5.12 REAL ESTATE SURVEYS. Within sixty (60) days after the Closing Date Borrower Representative shall deliver or cause to be delivered to Administrative Agent (i) surveys, satisfactory to Administrative Agent in its sole discretion, of all Real Estate which is the subject of a Mortgage given by any Borrower, as mortgagor, to Administrative Agent, as mortgagee, as security for the obligations hereunder (collectively, the "SURVEYS"), and (ii) title endorsements removing all Survey exceptions from mortgagee title policies, or such other endorsements which are satisfactory to Administrative Agent in its sole discretion insuring that any easements or encroachments which are disclosed by the Surveys shall not interfere with the use and enjoyment of the mortgaged Real Estate and will not result in a reversion or forfeiture of title.

          5.13 REAL ESTATE MORTGAGES. Borrowers shall within 60 days after the Closing Date deliver Mortgages and assignments of rents and leases (which in the case of Cardinal Holdings and Cardinal Services, Inc. may consist of amendments satisfactory to Administrative Agent of the existing Mortgages and assignments of rents and leases in favor of GE Capital as administrative agent on behalf of certain Prior Lenders) covering all of the Real Estate listed on SCHEDULE D-1 hereto (the "MORTGAGED PROPERTIES") together with: (a) title insurance policies, current as-built surveys, zoning letters and certificates of occupancy, in each case satisfactory in form and substance to Administrative Agent, in its sole discretion; (b) evidence that counterparts of the Mortgages have been recorded in all places to the extent necessary or desirable, in the judgment of Administrative Agent, to create a valid and enforceable first priority lien (subject to Permitted Encumbrances) on each Mortgaged Property in favor of Administrative Agent for the benefit of itself and Lenders (or in favor of such other trustee as may be required or desired under local law); and (c) an opinion of counsel in each state in which any Mortgaged Property is located in form and substance and from counsel satisfactory to Administrative Agent.

          5.14 ADDITIONAL REAL ESTATE MORTGAGES. In the event that the Borrowers' aggregate investment in any Real Estate that is not required on the Closing Date to be subject to a Mortgage increases to an amount greater than $1,000,000, Borrowers shall within 30 days thereof deliver to Administrative Agent a Mortgage in respect of such Real Estate and such other documents as are specified in SECTION 5.13 hereto.

          5.15 REPAYMENT OF INDEBTEDNESS TO MIDSOUTH NATIONAL BANK. The Borrowers shall repay the Indebtedness owed to MidSouth National Bank listed on SCHEDULE 6.3 hereto in full, and cause the corresponding Lien listed on SCHEDULE 6.7 hereto to be extinguished, by September 30, 1999.

          5.16  CASH MANAGEMENT SYSTEM; BLOCKED ACCOUNT AGREEMENTS.
Within
60 days after the Closing Date, Borrowers shall deliver to Administrative Agent evidence satisfactory to Administrative Agent that Cash Management Systems complying with ANNEX C to the Agreement have been established and are being maintained in the manner set forth in such ANNEX C, together with copies of duly executed tri-party blocked account and lock box agreements, satisfactory to Administrative Agent, with the banks as required by ANNEX C.

          5.17 ENVIRONMENTAL REPORTS. Borrowers shall deliver to Administrative Agent no later than 60 days after the Closing Date Phase I Environmental Site Assessment Reports, consistent with the most recent version of American Society for Testing and Materials (ASTM) Standard E 1527, and applicable state requirements, on all of the Real Estate, dated no more than 6 months prior to the Closing Date (except with respect to Cardinal Holdings and its Subsidiaries), prepared by environmental engineers satisfactory to Administrative Agent, all in form and substance satisfactory to Administrative Agent, in its sole discretion. Administrative Agent shall have received by the 30th day after the Closing Date letters executed by the environmental firms preparing such environmental reports, in form and substance satisfactory to Administrative Agent, authorizing Administrative Agent and Lenders to rely on such reports.

          5.18 APPRAISALS. Borrowers shall deliver to Administrative Agent within 30 days after the Closing Date appraisals as to the Vessels subject to the Vessel Mortgage, each of which shall be in form and substance satisfactory to Administrative Agent.

          5.19 ADDITIONAL REAL ESTATE DOCUMENTS. Borrowers shall deliver to Administrative Agent within 60 days after the Closing Date landlord consents, estoppel and subordination, nondisturbance and attornment agreements and/or landlord estoppels with respect to the leased Real Estate, as Administrative Agent may reasonably request.

          5.20 PLEDGE OF STOCK OF CONCENTRIC RENTALS, S.A. Within 30 days after the Closing Date, Holdings shall (i) cause Concentric Rentals, S.A. to issue capital Stock and (ii) pledge 65% of such capital Stock to Administrative Agent (and shall deliver to Administrative Agent in connection therewith such legal opinions as Administrative Agent may reasonably request).

          5.21 SUBORDINATION AGREEMENT. Borrowers shall use their best efforts to deliver to Administrative Agent within 10 days after the Closing Date the original signature of Barry J. Vinson to the Subordination Agreement dated as the date hereof among Kay S. Vinson, individually and as Trustee of the Joe D. Vinson Testamentary Trust, Barry J. Vinson, John H. Vinson, Jo Ann Vinson and Administrative Agent.

          5.22 CODE SEARCH REPORTS. Borrowers shall deliver to Administrative Agent within 20 days after the Closing Date copies of Code search reports listing all effective financing statements that name any Credit Party as debtor, together with copies of such financing statements, none of which shall cover the Collateral, except for those relating to the Prior Lender Obligations (all of which shall be terminated as of the Closing Date) and except as set forth on SCHEDULE 6.7.

6.  NEGATIVE COVENANTS

          Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that, without the prior written consent of Administrative Agent and the Requisite Lenders, from and after the date hereof until the Termination Date:

          6.1 MERGERS, SUBSIDIARIES, ETC. No Credit Party shall directly or indirectly, by operation of law or otherwise, (a) form or acquire any Subsidiary, or (b) merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with or acquire, any Person or any operating division of any Person. Notwithstanding the foregoing, any Borrower (or Holdings, so long as contemporaneously therewith, all assets so acquired are transferred to a Borrower), may acquire all or substantially all of the assets or capital Stock of any Person (the "TARGET") (in each case, a "PERMITTED ACQUISITION") subject to the satisfaction of each of the following conditions (provided that nothing contained in this SECTION 6.1 shall prohibit any Borrower from merging into another Borrower or from being dissolved so long as in connection therewith all of its assets are transferred to other Borrowers):

               (i)Administrative Agent shall receive at least fifteen
(15) days' prior written notice of such proposed Permitted Acquisition, which notice shall include a reasonably detailed description of such proposed Permitted Acquisition;

               (ii)such Permitted Acquisition shall only involve assets of which at least 90% (based on fair market value) are located in the United States and/or Canada and comprising a business, or those assets of a business, of the type engaged in by such Borrower as of the Closing
Date or a business reasonably related thereto, and which business would not subject Administrative Agent or any Lender to regulatory or third party approvals in connection with the exercise of its rights and remedies under this Agreement or any other Loan Documents other than approvals applicable to the exercise of such rights and remedies with respect to such Borrower prior to such Permitted Acquisition;

               (iii)such Permitted Acquisition shall be consensual and shall have been approved by the Target's board of directors;

               (iv)no additional indebtedness, Guaranteed Indebtedness, contingent obligations or other liabilities shall be incurred, assumed or otherwise be reflected on a consolidated balance sheet of such Borrower and Target after giving effect to such Permitted Acquisition, except ordinary course trade payables and accrued expenses (to the extent of current assets being acquired of the Target) and unsecured Indebtedness of the Target to the extent no Default or Event of Default shall have occurred and be continuing or would result after giving effect to such Permitted Acquisition; PROVIDED that; the aggregate amount of unsecured Indebtedness, contingent obligations (excluding "earn-outs" from future earnings of the acquired entity) and other liabilities assumed in the acquisition or retained by the Target after giving effect to the acquisition shall not exceed 30% of the total acquisition price of the Permitted Acquisition;

               (v)[Reserved.]

               (vi)the Target shall not have incurred an operating loss for the trailing twelve-month period preceding the date of the Permitted Acquisition, as determined based upon the Target's Financial Statements (computed on a pro forma basis excluding Target's private ownership expenses to the extent such expenses will not be continuing after giving effect to the Acquisition), and shall not be projected to have an operating loss during the twelve-month period following the date of the Permitted Acquisition, based on reasonable projections with respect to the Target contained in the Acquisition Projections referred to in
SECTION 6.1(ix)(b);

               (vii)the business and assets acquired in such Permitted Acquisition shall be free and clear of all Liens (other than Permitted Encumbrances);

               (viii)at or prior to the closing of any Permitted Acquisition (or within 30 days after such closing in the case of Real Estate), Administrative Agent will be granted a first priority perfected Lien
(subject to Permitted Encumbrances) in all assets acquired pursuant thereto or in the assets and capital stock of the Target (or in the case of Real Estate, only those assets the aggregate Borrowers' investment in which exceeds $1,000,000), and Holdings and such Borrower and the Target shall have executed such documents and taken such actions as may be required by Administrative Agent in connection therewith;

               (ix)Concurrently with delivery of the notice referred to in CLAUSE (i) above, such Borrower shall have delivered to Administrative Agent, in form and substance satisfactory to Administrative Agent:

               (A) A PRO FORMA CONSOLIDATED BALANCE SHEET OF HOLDINGS AND ITS SUBSIDIARIES (THE "ACQUISITION PRO FORMA"), based on recent financial data, which shall be complete and shall accurately and fairly represent the assets, liabilities, financial condition and results of operations of Holdings and its Subsidiaries in accordance with GAAP consistently applied, but taking into account such Permitted Acquisition and the equity contribution made in connection therewith, and such Acquisition Pro Forma shall reflect that (x) on a pro forma basis, no Event of Default shall have occurred and be continuing or would result after giving effect to such Permitted Acquisition and the Borrowers would have been in compliance with the financial covenants set forth in ANNEX G for the four quarter period reflected in the Compliance Certificate most recently delivered to Agent pursuant to ANNEX E prior to the consummation of such Permitted Acquisition (giving effect to such Permitted Acquisition as if made on the first day of such period), and (y) the Acquisition Projections (as hereinafter defined) shall reflect that the average daily Net Borrowing Availability, after giving effect to payment of accounts payable (including those assumed in connection with such Permitted Acquisition) consistent with past practices, of $5,000,000 shall continue for at least 90 days after the consummation of such Permitted Acquisition, PROVIDED that such requisite average daily Net Borrowing Availability shall be $3,000,000 if the proceeds used to fund such Permitted Acquisition are comprised solely of equity contributions and/or Stock of Holdings and there are no contingent obligations or liabilities associated with the Target assumed in connection with such Permitted Acquisition;

               (B) updated versions of the most recently delivered Projections covering the one (1) year period commencing on the date of such Permitted Acquisition and otherwise prepared in accordance with the Projections (the "ACQUISITION PROJECTIONS") and based upon historical financial data of a recent date satisfactory to Administrative Agent, taking into account such Permitted Acquisition; and

               (C) A certificate of the chief financial officer of Holdings and such Borrower to the effect that: (w) such Borrower (after taking into consideration all rights of contribution and indemnity such borrower has against Holdings and each other Subsidiary of Holdings) will be Solvent upon the consummation of the Permitted Acquisition; (x) the Acquisition Pro Forma fairly presents the financial condition of Holdings and such Borrower (on a consolidated basis) as of the date thereof after giving effect to the Permitted Aquisition; (y) the Acquisition Projections are reasonable estimates of the future financial performance of Holdings and such Borrower subsequent to the date thereof based upon the historical performance of Holdings, such Borrower and the Target; and (z) Holdings and such Borrower have completed their due diligence investigation with respect to the Target and such Permitted Acquisition, which investigation was conducted in a manner similar to that which would have been conducted by a prudent purchaser of a comparable business and the results of which investigation were delivered to Administrative Agent and Lenders;

               (x)on or prior to the date of such Permitted Acquisition, Administrative Agent shall have received, in form and substance satisfactory to Administrative Agent, all opinions, certificates, lien search results and other documents reasonably requested by Administrative Agent; and

               (xi)at the time of such Permitted Acquisition and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

          6.2 INVESTMENTS; LOANS AND ADVANCES. No Credit Party shall make or permit to exist any investment in, or make, accrue or permit to exist loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise, except as disclosed on SCHEDULE 6.2 hereto or as otherwise expressly permitted by SECTION 6 hereto, and except that (a) Borrowers may hold investments comprised of notes payable, or stock or other securities issued by Account Debtors to Borrowers pursuant to negotiated agreements with respect to settlement of such Account Debtor's Accounts in the ordinary course of business, so long as the aggregate amount of such Accounts so settled by Borrowers does not exceed $500,000 at any one time outstanding; (b) any Credit
Party may make investments in, or loans to, any other Credit Party
(PROVIDED that the aggregate outstanding amount of such investments in and loans to Foreign Subsidiaries shall not exceed $1,000,000 at any time) and (c) so long as Administrative Agent has not delivered an Activation Notice, no Default or Event of Default shall have occurred and be continuing and (except during the 60-day period beginning on the Closing Date) no Revolving Loans (other than Letter of Credit
Obligations) are then outstanding, Borrowers may make investments, subject to Control Letters in favor of Administrative Agent for the benefit of Lenders or otherwise subject to a perfected security interest in favor of Administrative Agent for the benefit of Lenders, in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., (iii) certificates of deposit, maturing no more than one year from the date of creation thereof, issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $300,000,000 and having a senior secured rating of "A" or better by a nationally recognized rating agency or by any Lender (an "A RATED BANK"), (iv) time deposits, maturing no more than 30 days from the date of creation thereof with A Rated Banks, and (v) other investments not exceeding $100,000 in the aggregate at any time outstanding.

          6.3 INDEBTEDNESS. No Credit Party shall create, incur, assume or permit to exist any Indebtedness, except (without duplication) (i) Indebtedness secured by purchase money security interests and Capital Leases permitted in CLAUSE (c) of SECTION 6.7, (ii) the Loans and the other Obligations, (iii) deferred taxes, (iv) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law, (v) existing Indebtedness described in DISCLOSURE SCHEDULE (6.3) and refinancings thereof or amendments or modifications thereto which do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and which are otherwise on terms and conditions no less favorable to any Credit Party, Administrative Agent or any Lender, as determined by Administrative
Agent, than the terms of the Indebtedness being refinanced, amended or modified; (vi) Indebtedness specifically permitted under SECTION 6.1,
(vii) Indebtedness required under the interest rate protection agreements referred to in SECTION 5.10; and (viii) Indebtedness consisting of intercompany loans and advances made by any Borrower to any other Credit Party that is a Guarantor or by any Guarantor to any Borrower; PROVIDED that (A) Borrowers shall record all intercompany transactions on their books and records in a manner satisfactory to Administrative Agent; (B) the obligations of Borrowers under any such intercompany transactions shall be subordinated to the Obligations of Borrowers hereunder in a manner satisfactory to Administrative Agent; (C) at the time any such intercompany loan or advance is made by any Borrower and after giving effect thereto, such Borrower shall be Solvent; and (D) no Default or Event of Default would occur and be continuing after giving effect to any such proposed such intercompany loan.

          (a)No Credit Party shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness, other than (i) the Obligations and (ii) Indebtedness secured by a Permitted Encumbrance if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with SECTION 6.8(b).

          6.4   EMPLOYEE LOANS AND AFFILIATE TRANSACTIONS.

          (a)Except as otherwise expressly permitted in this SECTION 6 with respect to Affiliates, no Credit Party shall enter into or be a party to any transaction with any other Credit Party or any Affiliate thereof except in the ordinary course of and pursuant to the reasonable requirements of such Credit Party's business and upon fair and reasonable terms that are no less favorable to such Credit Party than would be obtained in a comparable arm's length transaction with a Person not an Affiliate of such Credit Party. In addition, if any such transaction or series of related transactions involves payments in excess of $1,000,000 in the aggregate, the terms of these transactions (other than transactions in the ordinary course of business entered into with portfolio companies of First Reserve Corporation on an arm's length basis) must be disclosed in advance to Administrative Agent and Lenders. All such transactions existing as of the Closing Date (after giving effect to the Related Transactions) are described on DISCLOSURE SCHEDULE (6.4(a)).

          (b)No Credit Party shall enter into any lending or borrowing transaction with any employees of any Credit Party, except loans or advances to their respective employees (i) for travel expenses, relocation costs and other business purposes up to a maximum of $500,000 in the aggregate at any one time outstanding, and (ii) in the form of non-cash financing for the purchase of stock of Holdings by employees.

          6.5 CAPITAL STRUCTURE AND BUSINESS. No Credit Party shall (a) make any changes in any of its business objectives, purposes or operations which could reasonably be expected to have or result in a Material Adverse Effect, (b) make any change in its capital structure as described on DISCLOSURE SCHEDULE (3.9), including the issuance of any shares of Stock, warrants or other securities convertible into Stock or any revision of the terms of its outstanding Stock, except that Holdings may issue additional common Stock, warrants, options and similar equity instruments or (c) amend its charter or bylaws (or analogous documents) in a manner which would adversely affect Administrative Agent or Lenders or such Credit Party's duty or ability to repay the Obligations. No Credit Party shall engage in any business other than the businesses currently engaged in by it or businesses reasonably related thereto, PROVIDED that Holdings shall not engage in any business or other activities other than the owning of the Stock of Borrowers and any other Subsidiary formed or acquired in accordance with the Agreement.

          6.6 GUARANTEED INDEBTEDNESS. No Credit Party shall create, incur, assume or permit to exist any Guaranteed Indebtedness except (a) by endorsement of instruments or items of payment for deposit to the account of any Credit Party, and (b) for Guaranteed Indebtedness incurred for the benefit of any other Credit Party if the primary obligation is not prohibited by this Agreement other than Indebtedness, if any, of a Target existing at the time such Target is acquired.

          6.7 LIENS. No Credit Party shall create, incur, assume or permit to exist any Lien on or with respect to its Accounts or any of its other properties or assets (whether now owned or hereafter acquired) except for (a) Permitted Encumbrances; (b) Liens created after the date hereof by conditional sale or other title retention agreements (including Capital Leases) or in connection with purchase money Indebtedness with respect to Equipment (other than Vessels) and Fixtures acquired by any Credit Party in the ordinary course of business, involving the incurrence of an aggregate amount of purchase money Indebtedness and Capital Lease Obligations of not more than $2,000,000 outstanding at any one time for all such Liens (PROVIDED that such Liens attach only to the assets subject to such purchase money debt and such Indebtedness is incurred within thirty (30) days following such purchase and does not exceed 100% of the purchase price of the subject assets); and (c) other Liens securing Indebtedness not exceeding $250,000 in the aggregate at any time outstanding, so long as such Liens do not attach to any Accounts, Vessels or Real Estate Collateral. In addition, no Credit Party shall become a party to any agreement, note, indenture or instrument, or take any other action, which would prohibit the creation of a Lien on any of its properties or other assets in favor of Administrative Agent, on behalf of itself and Lenders, as additional collateral for the Obligations, except operating leases, Capital Leases, Licenses or instruments creating Liens permitted by SECTION 6.7(b) above, which prohibit Liens upon the assets that are subject thereto. With respect to any assets a Lien on which is permitted pursuant to CLAUSE (b) above, Administrative Agent shall have the authority (notwithstanding any provision of SECTION 11.2 hereof) and agrees on reasonable prior written notice to release its Lien on such assets and shall execute and deliver to Borrower Representative, at Borrowers' expense, appropriate UCC-3 termination statements and other releases as reasonably requested by Borrower Representative.

          6.8 SALE OF STOCK AND ASSETS. No Credit Party shall sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets, including its capital Stock or the capital Stock of any of its Subsidiaries (whether in a public or a private offering or otherwise but subject, in the case of Holdings, to the provisions of SECTION 6.5(b)) or any of their Accounts, other than (a) the sale, transfer, conveyance or other disposition by a Credit Party of assets that are obsolete or no longer used or useful in such Credit Party's business and having value not exceeding $1,000,000 in any single transaction or $2,000,000 in the aggregate in any Fiscal Year, (b) sales and leases of Inventory and other assets in the ordinary course of business and (c) the sale, transfer, conveyance or other disposition by the Credit Parties of other assets having a value not exceeding $500,000 in any single transaction or $1,000,000 in the aggregate in any Fiscal Year. With respect to any disposition of assets or other properties permitted pursuant to CLAUSE (c) above, Administrative Agent shall have the authority (notwithstanding any provision of SECTION 11.2 hereof) and agrees on reasonable prior written notice to release its Lien on such assets or other properties in order to permit the applicable Credit Party to effect such disposition and shall execute and deliver to Borrower Representative, at Borrowers' expense, appropriate UCC-3 termination statements and other releases as reasonably requested by Borrower Representative.

          6.9 ERISA. No Credit Party shall, or shall cause or permit any ERISA Affiliate to fail to make a required contribution or take other action with respect to a Qualified Plan that results in, or would be reasonably likely to result in, the imposition of a Lien under Section
412 of the IRC or Section 302 or 4068 of ERISA in an amount in excess of $1,000,000.

          6.10 FINANCIAL COVENANTS. Borrowers shall not breach or fail to comply with any of the Financial Covenants (the "FINANCIAL COVENANTS") set forth in ANNEX G.

          6.11 HAZARDOUS MATERIALS. No Credit Party shall cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of any of the Real Estate or any of the Collateral, other than such violations or impacts which could not reasonably be expected to have a Material Adverse Effect.

          6.12 SALE-LEASEBACKS. No Credit Party shall engage in any sale-leaseback, synthetic lease or similar transaction involving any of its assets.

          6.13 CANCELLATION OF INDEBTEDNESS. No Credit Party shall cancel any claim or debt owing to it, except for reasonable consideration negotiated on an arm's-length basis and in the ordinary course of its business consistent with past practices.

          6.14 RESTRICTED PAYMENTS. No Credit Party shall make any Restricted Payment, except (a) payments by Borrowers to Holdings to fund payment of Holdings' cash Taxes due and payable, (b) payments by Borrowers to Holdings to cover Holdings' operating expenses, (c) employee loans permitted under SECTION 6.4(b) above, and (d) payments by any Subsidiary of a Borrower to such Borrower.

          6.15 CHANGE OF CORPORATE NAME OR LOCATION; CHANGE OF FISCAL YEAR. No Credit Party shall (a) change its corporate (or limited liability company) name, or (b) change its chief executive office, principal place of business, corporate (or limited liability company) offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral, in any case without at least thirty (30) days prior written notice to Administrative Agent and after Administrative Agent's written acknowledgment that any reasonable action requested by Administrative Agent in connection therewith, including to continue the perfection of any Liens in favor of Administrative Agent, on behalf of Lenders, in any Collateral, has been completed or taken, and PROVIDED that any such new location shall be in the continental United States and FURTHER PROVIDED that Vessels may be located outside the United States if such location could not reasonably be expected to have a Material Adverse Effect on the priority of Liens on such Vessels under the Vessel Mortgage or the receipt of earnings from such Vessels. Without limiting the foregoing, no Credit Party shall change its name, identity or corporate (or limited liability company) structure in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9-402(7) of the Code or any other then applicable provision of the Code except upon prior written notice to Administrative Agent and Lenders and after Administrative Agent's written acknowledgment that any reasonable action requested by Administrative Agent in connection therewith, including to continue the perfection of any Liens in favor of Administrative Agent, on behalf of Lenders, in any Collateral, has been completed or taken. No Credit Party shall change its Fiscal Year.

          6.16 NO IMPAIRMENT OF INTERCOMPANY TRANSFERS. No Credit Party shall directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement and the other Loan Documents) which could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by a Subsidiary of any Borrower to such Borrower.

          6.17 NO SPECULATIVE TRANSACTIONS. No Credit Party shall engage in any transaction involving commodity options, futures contracts or similar transactions, except solely to hedge against fluctuations in the prices of commodities owned or purchased by it and the values of foreign currencies receivable or payable by it and interest swaps, caps or collars.

          6.18 LEASES. No Credit Party shall enter into any operating lease for Equipment or Real Estate, if the aggregate of all such operating lease payments payable in any calendar year on a consolidated basis would exceed $3,000,000.

          6.19 CHANGES RELATING TO SUBORDINATED DEBT. No Credit Party shall change or amend the terms of any Subordinated Debt (or any indenture or agreement in connection therewith) if the effect of such amendment is to: (a) increase the interest rate on such Subordinated Debt; (b) change the dates upon which payments of principal or interest are due on such Subordinated Debt other than to extend such dates; (c) change any default or event of default other than to delete or make less restrictive any default provision therein, or add any covenant with respect to such Subordinated Debt; (d) change the redemption or prepayment provisions of such Subordinated Debt other than to extend the dates therefor or to reduce the premiums payable in connection therewith;
(e) grant any security or collateral to secure payment of such Subordinated Debt; or (f) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights to the holder of such Subordinated Debt in a manner adverse to any Credit Party, Administrative Agent or any Lender.

          6.20 ACQUISITION OF NEW REAL ESTATE AND VESSELS. No Credit Party shall acquire any Real Estate (including a leasehold interest) through an investment of $1,000,000 or more or Vessel unless such Credit Party's interest therein is subject to a Mortgage or Vessel Mortgage thereon properly recorded and granting the mortgagee a first priority perfected or preferred lien thereon for the benefit of Administrative Agent and the Lenders and in connection therewith such Credit Party shall have delivered to Administrative Agent evidence thereof (including an opinion of counsel in form and substance reasonably satisfactory to Administrative Agent) and in respect of such Real Estate the items contemplated by SECTION 5.13.

          6.21 VESSEL CHARTERS. No Credit Party shall enter into any charter or similar agreements or arrangements with respect to any Vessel other than in the ordinary course of business.

          6.22 WAIVER OF STAY, EXTENSION OR USURY LAWS. No Credit Party shall (to the extent that it may lawfully agree not to do so) at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Credit Party from paying all or any portion of the principal of or interest on the Notes or any of the other Obligations as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Agreement or any of the other Loan Documents; and (to the extent that it may lawfully do so) each Credit Party hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to Administrative Agent, but will suffer and permit the execution of every such power as though no such law had been enacted.

          6.23 CAPITAL EXPENDITURES. The Credit Parties shall not incur Capital Expenditures in any Fiscal Year in excess of 110% of the amount budgeted therefor in the Operating Plan delivered to Administrative Agent pursuant to Section (b) of Annex E hereto, PROVIDED that the Credit Parties may incur Capital Expenditures in excess of such amount in any Fiscal Year so long as at least $5,000,000 remains unborrowed and available to be borrowed under the Revolving Credit Facility for the remainder of such Fiscal Year.

7. TERM

          7.1 TERMINATION. The financing arrangements contemplated hereby shall be in effect until the Commitment Termination Date, and the Loans and all other Obligations (other than the Term Loan B) shall be automatically due and payable in full on such date.

          7.2 SURVIVAL OF OBLIGATIONS UPON TERMINATION OF FINANCING ARRANGEMENTS. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of Borrowers or the rights of Administrative Agent and Lenders relating to any unpaid portion of the Loans or any other Obligations, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon Borrowers, and all rights of Administrative Agent and each Lender, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, however, that in all events the provisions of Section 11, the payment obligations under Sections 1.15 and 1.16 and the indemnities contained in the Loan Documents shall survive the Termination Date.

8. EVENTS OF DEFAULT; RIGHTS AND REMEDIES

          8.1 EVENTS OF DEFAULT. The occurrence and continuance of any one or more of the following events (regardless of the reason therefor) shall constitute an "EVENT OF DEFAULT" hereunder:

          (a)Borrowers (i) fail to make any payment of principal of, or interest on, or Fees owing in respect of, the Loans or any of the other Obligations when due and payable, or (ii) fail to pay or reimburse Administrative Agent or Lenders for any expense reimbursable hereunder or under any other Loan Document within ten (10) Business Days following Administrative Agent's demand for such reimbursement or payment of expenses.

          (b)Any Credit Party shall fail or neglect to perform, keep or observe any of the provisions of SECTIONS 1.4, 1.8, 5.4 or 6, or any of the provisions set forth in ANNEXES C or G, respectively.

          (c)Any Borrower shall fail or neglect to perform, keep or observe any of the provisions of SECTION 4 or any provisions set forth in ANNEXES E or F, respectively, and the same shall remain unremedied for ten (10) days or more.

          (d)Any Credit Party shall fail or neglect to perform, keep or observe any other provision of this Agreement or of any of the other Loan
Documents (other than any provision embodied in or covered by any other clause of this SECTION 8.1) and the same shall remain unremedied for thirty (30) days or more after the earlier to occur of actual knowledge by any Credit Party or notice from Administrative Agent.

          (e)A default or breach shall occur and be continuing under any other agreement, document or instrument to which any Credit Party is a party relating to Indebtedness incurred by it which is not cured within any applicable grace period, and such default or breach (i) involves the failure to make any payment when due in respect of any Indebtedness (other than the Obligations) of any Credit Party in excess of $500,000 in the aggregate, or (ii) causes, or permits any holder of such Indebtedness or a trustee to cause, Indebtedness or a portion thereof in excess of $500,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, regardless of whether such right is exercised by such holder or trustee.

          (f)Any information contained in any Borrowing Base Certificate is untrue or incorrect in any respect (other than insignificant clerical errors), or any representation or warranty herein or in any loan document or in any written statement, report, financial statement or certificate (other than a borrowing base certificate) made or delivered to administrative agent or any lender by any credit party is untrue or incorrect in any material respect as of the date when made or deemed made.

          (g)Assets of any Credit Party with a fair market value of $500,000 or more shall be attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of any Credit Party and such condition continues for thirty (30) days or more.

          (h)A case or proceeding shall have been commenced against any Credit Party seeking a decree or order in respect of any Credit Party (i) under Title 11 of the United States Code, as now constituted or hereafter amended or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any Credit Party or of any substantial part of any such Person's assets, or (iii) ordering the winding-up or liquidation of the affairs of any Credit Party, and such case or proceeding shall remain undismissed or unstayed for sixty (60) days or more or such court shall enter a decree or order granting the relief sought in such case or proceeding.

          (i)Any Credit Party (i) shall file a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) shall fail to contest in a timely and appropriate manner or shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of any Credit Party or of any substantial part of any such Person's assets, (iii) shall make an assignment for the benefit of creditors, (iv) shall take any corporate (or limited liability company) action in furtherance of any of the foregoing, or (v) shall admit in writing its inability to, or shall be generally unable to, pay its debts as such debts become due.

          (j)A final judgment or judgments for the payment of money in excess of $1,000,000 in the aggregate at any time outstanding shall be rendered against any Credit Party and the same shall not, within thirty
(30) days after the entry thereof, have been discharged or execution thereof stayed or bonded pending appeal, or shall not have been discharged prior to the expiration of any such stay.

          (k)Any material provision of any Loan Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms (or any Credit Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any security interest created under any Loan Document shall cease to be a valid and perfected first priority security interest or Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby.

          (l)Any Change of Control shall occur.

          8.2   REMEDIES.

          (a)If any Event of Default shall have occurred and be continuing or if a Default shall have occurred and be continuing and Administrative Agent or Requisite Revolving Lenders shall have determined not to make any Advances or incur any Letter of Credit Obligations so long as that specific Default is continuing, Administrative Agent may (and at the written request of the Requisite Revolving Lenders shall), upon written notice to the Borrower Representative, suspend this facility with respect to further Advances and/or the incurrence of further Letter of Credit Obligations whereupon any further Advances and Letter of Credit Obligations shall be made or extended in Administrative Agent's sole discretion (or in the sole discretion of the Requisite Revolving Lenders, if such suspension occurred at their direction) so long as such Default or Event of Default is continuing. If any Event of Default shall have occurred and be continuing, Administrative Agent may (and at the written request of Requisite Lenders shall), without notice except as otherwise expressly provided herein, increase the rate of interest applicable to the Loans and the Letter of Credit Fees to the Default Rate.

          (b)If any Event of Default shall have occurred and be continuing, Administrative Agent may (and at the written request of the Requisite Lenders shall), upon written notice to the Borrower Representative, (i) terminate this facility with respect to further Advances or the incurrence of further Letter of Credit Obligations; (ii) declare all or any portion of the Obligations, including all or any portion of any Loan, to be forthwith due and payable, and require that the Letter of Credit Obligations be cash collateralized as provided in ANNEX B, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrower Representative and each other Credit Party; and (iii) exercise any rights and remedies provided to Administrative Agent under the Loan Documents and/or at law or equity, including all remedies provided under the Code; PROVIDED, HOWEVER, that upon the occurrence of an Event of Default specified in SECTIONS 8.1(h) or (i), with respect to any Borrower, this facility shall automatically terminate with respect to further Advances and the incurrence of further Letter of Credit Obligations and all of the Obligations, including the Revolving Loan, shall become immediately due and payable without declaration, notice or demand by any Person.

          8.3 WAIVERS BY CREDIT PARTIES. Except as otherwise provided for in this Agreement, the other Loan Documents or by applicable law, each Credit Party waives: (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Administrative Agent on which any Credit Party may in any way be liable, and hereby ratifies and confirms whatever Administrative Agent may do in this regard, (b) all rights to notice and a hearing prior to Administrative Agent's taking possession or control of, or to Administrative Agent's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Administrative Agent to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshalling and exemption laws.

9.  ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF ADMINISTRATIVE AGENT

          9.1   ASSIGNMENT AND PARTICIPATIONS.

          (a)The Credit Parties signatory hereto consent to any Lender's assignment of, and/or sale of participations in, at any time or times, the Loan Documents, Loans, Letter of Credit Obligations and any Commitment or of any portion thereof or interest therein, including any Lender's rights, title, interests, remedies, powers or duties thereunder, whether evidenced by a writing or not, in accordance with this SECTION
9.1. Any assignment by a Lender shall (i) require the consent of the Borrower Representative and Administrative Agent (which in either case shall not be unreasonably withheld or delayed) and the execution of an assignment agreement (an "ASSIGNMENT AGREEMENT") substantially in the form attached hereto as EXHIBIT 9.1(a) and otherwise in form and substance satisfactory to, and acknowledged by, the Borrower Representative and Administrative Agent; (ii) be conditioned on such assignee Lender representing to the assigning Lender and Administrative Agent that it is purchasing the applicable Loans to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (iii) if a partial assignment, be in an amount at least equal to $5,000,000 and, after giving effect to any such partial assignment, the assigning Lender shall have retained Commitments in an amount at least equal to $5,000,000; and (iv) include a payment to Administrative Agent of an assignment fee of $3,500. In the case of an assignment by a Lender under this SECTION 9.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were a Lender hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitments or assigned portion thereof from and after the date of such assignment. Each Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of such Borrower to the assignee and that the assignee shall be considered to be a "Lender". In all instances, each Lender's liability to make Loans hereunder shall be several and not joint and shall be limited to such Lender's Pro Rata Share of the applicable Commitment. In the event Administrative Agent or any Lender assigns or otherwise transfers all or any part of a Note, Administrative Agent or any such Lender shall so notify Borrower Representative and Borrowers shall, upon the request of Administrative Agent or such Lender, execute new Notes in exchange for the Notes being assigned. Notwithstanding the foregoing provisions of this SECTION 9.1(a), any Lender may at any time pledge or assign all or any portion of such Lender's rights under this Agreement and the other Loan Documents to a Federal Reserve Bank; PROVIDED, HOWEVER, that no such pledge or assignment shall release such Lender from such Lender's obligations hereunder or under any other Loan Document.

          (b)Any participation by a Lender of all or any part of its Commitments shall be in an amount at least equal to $5,000,000, and with the understanding that all amounts payable by Borrowers hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Loan in which such holder participates, (ii) any extension of the scheduled amortization of the principal amount of any Loan in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents). Solely for purposes of SECTIONS 1.13, 1.15, 1.16 and 9.8, each Borrower acknowledges and agrees that a participation shall give rise to a direct obligation of such Borrower to the participant and the participant shall be considered to be a "Lender" (provided that the amounts claimed by any participant pursuant thereto shall not exceed the amounts that could be claimed by the relevant Lender). Except as set forth in the preceding sentence neither any Borrower nor any other Credit Party shall have any obligation or duty to any participant. Neither Administrative Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred.

          (c)Except as expressly provided in this SECTION 9.1, no Lender shall, as between Borrowers and that Lender, or Administrative Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender.

          (d)Each Credit Party executing this Agreement shall assist Administrative Agent and Syndication Agent in selling assignments or participations under this SECTION 9.1 as reasonably required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and, if requested by Administrative Agent, the preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants. Each Credit Party executing this Agreement shall certify the correctness, completeness and accuracy of all descriptions of the Credit Parties and their affairs contained in any selling materials provided by it and all other information provided by it and included in such materials, except that any Projections delivered by or on behalf of Borrowers shall only be certified by Borrowers as having been prepared by Borrowers in compliance with the representations contained in SECTION 3.4(c).

          (e)A Lender may furnish any information concerning Credit Parties in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants). Prior to any such disclosure, each Lender shall obtain from assignees or participants (including prospective assignees and participants) confidentiality covenants substantially equivalent to those contained in
SECTION 11.8.

          (f)So long as no Event of Default shall have occurred and be continuing, no Lender shall assign or sell participations in any portion of its Loans or Commitments to a potential Lender or participant, if, as of the date of the proposed assignment or sale, the assignee Lender or participant would be subject to capital adequacy or similar requirements under SECTION 1.16(a), increased costs under SECTION 1.16(b), an inability to fund LIBOR Loans under SECTION 1.16(c), or withholding taxes in accordance with SECTION 1.16(d).

          9.2 APPOINTMENT OF ADMINISTRATIVE AGENT. GE Capital is hereby appointed to act on behalf of all Lenders as Administrative Agent under this Agreement and the other Loan Documents. The provisions of this
SECTION 9.2 are solely for the benefit of Administrative Agent and Lenders and no Credit Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, Administrative Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Credit Party or any other Person. Administrative Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents. The duties of Administrative Agent shall be mechanical and administrative in nature and Administrative Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender. Neither Administrative Agent nor any of its Affiliates nor any of their respective officers, directors, employees, agents or representatives shall be liable to any Lender for any action taken or omitted to be taken by it hereunder or under any other Loan Document, or in connection herewith or therewith, except for damages solely caused by its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

          If Administrative Agent shall request instructions from Requisite Lenders, Requisite Revolving Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Administrative Agent shall be entitled to refrain from such act or taking such action unless and until Administrative Agent shall have received instructions from Requisite Lenders, Requisite Revolving Lenders, or all affected Lenders, as the case may be, and Administrative Agent shall not incur liability to any Person by reason of so refraining. Administrative Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (a) if such action would, in the opinion of Administrative Agent, be contrary to law or the terms of this Agreement or any other Loan Document, (b) if such action would, in the opinion of Administrative Agent, expose Administrative Agent to Environmental Liabilities or (c) if Administrative Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Requisite Lenders, Requisite Revolving Lenders or all affected Lenders, as applicable.

          9.3 ADMINISTRATIVE AGENT'S RELIANCE, ETC. Neither Administrative Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages solely caused by its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limitation of the generality of the foregoing, Administrative
Agent: (a) may treat the payee of any Note as the holder thereof until Administrative Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to Administrative Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of Borrowers or to inspect the Collateral (including the books and records) of Borrowers; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

          9.4 GE CAPITAL AND AFFILIATES. With respect to its Commitments hereunder, GE Capital shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Administrative Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include GE Capital in its individual capacity. GE Capital and its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Credit Party, any of their Affiliates and any Person who may do business with or own securities of any Credit Party or any such Affiliate, all as if GE Capital were not Administrative Agent and without any duty to account therefor to Lenders. GE Capital and its Affiliates may accept fees and other consideration from any Credit Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders. GE Capital has also purchased certain equity interests in Holdings, which is a corporation which currently owns (directly or indirectly) one hundred percent (100%) of the outstanding Stock of each Borrower. Each Lender acknowledges the potential conflict of interest between GE Capital as a Lender holding disproportionate interests in the Loans, GE Capital as a stockholder of Holdings, and GE Capital as Administrative Agent.

          9.5 LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender and based on the Financial Statements referred to in SECTION 3.4(a) and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of the Credit Parties and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

          9.6 INDEMNIFICATION. Lenders agree to indemnify Administrative Agent (to the extent not reimbursed by Borrowers and without limiting the obligations of Borrowers hereunder), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Administrative Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by Administrative Agent in connection therewith; PROVIDED, HOWEVER, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from Administrative Agent's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limiting the foregoing, each Lender agrees to reimburse Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Administrative Agent is not reimbursed for such expenses by Borrowers.

          9.7 SUCCESSOR ADMINISTRATIVE AGENT. Administrative Agent may resign at any time by giving not less than thirty (30) days' prior written notice thereof to Lenders and Borrower Representative. Upon any such resignation, the Requisite Lenders (with the prior written consent of Borrower Representative) shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 30 days after the resigning Administrative Agent's giving notice of resignation, then the resigning Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $300,000,000. If no successor Administrative Agent has been appointed pursuant to the foregoing, by the 30th day after the date such notice of resignation was given by the resigning Administrative Agent, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of Administrative Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Administrative Agent as provided above. Any successor Administrative Agent appointed by Requisite Lenders hereunder shall be subject to the approval of Borrower Representative, such approval not to be unreasonably withheld or delayed; PROVIDED that such approval shall not be required if a Default or an Event of Default shall have occurred and be continuing. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent. Upon the earlier of the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent or the effective date of the resigning Administrative Agent's resignation, the resigning Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favor of such resigning Administrative Agent shall continue. After any resigning Administrative Agent's resignation hereunder, the provisions of this SECTION 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents. Administrative Agent may be removed at the written direction of the holders of two-thirds or more of the sum of the Commitments and to the extent Commitments have terminated (and without duplication), the outstanding Loans; provided that in so doing, such Lenders shall be deemed to have waived and released any and all claims they may have against Administrative Agent.

          9.8 SETOFF AND SHARING OF PAYMENTS. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender and each holder of any
Note is hereby authorized at any time or from time to time, without notice to any Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of any Borrower (regardless of whether such balances are then due to such Borrower) and any other properties or assets any time held or owing by that Lender or that holder to or for the credit or for the account of such Borrower against and on account of any of the Obligations which are not paid when due. Any Lender or holder of any Note exercising a right to set off or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender's or holder's Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so set off or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares. Each Lender's obligation under this
SECTION 9.8 shall be in addition to and not limitation of its obligations to purchase a participation in an amount equal to its Pro Rata Share of the Swing Line Loans under SECTION 1.1. Each Borrower agrees, to the fullest extent permitted by law, that (a) any Lender or holder may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amount so set off to other Lenders and holders and (b) any Lender or holders so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the set-off amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of set-off, to the extent thereof the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

          9.9 ADVANCES; PAYMENTS; NON-FUNDING LENDERS; INFORMATION; ACTIONS IN CONCERT.

          (a)ADVANCES; PAYMENTS.

               (i)Revolving Lenders shall refund or participate in the Swing Line Loan in accordance with CLAUSES (iii) and (iv) of SECTION 1.1(c). If the Swing Line Lender declines to make a Swing Line Loan or if Swing Line Availability is zero, Administrative Agent shall notify Revolving Lenders, promptly after receipt of a Notice of Revolving Advance and in any event prior to 12:00 p.m. (Chicago time) on the date such Notice of Revolving Advance is received, by telecopy, telephone or other similar form of transmission. Each Revolving Lender shall make the amount of such Lender's Pro Rata Share of each Revolving Credit Advance available to Administrative Agent in same day funds by wire transfer to Administrative Agent's account as set forth in ANNEX H not later than 2:00 p.m. (Chicago time) on the requested funding date, in the case of an Index Rate Loan and not later than 10:00 a.m. (Chicago time) on the requested funding date in the case of a LIBOR Loan. After receipt of such wire transfers (or, in Administrative Agent's sole discretion, before receipt of such wire transfers), subject to the terms hereof, Administrative Agent shall make the requested Revolving Credit Advance to the appropriate Borrowers. All payments by each Revolving Lender shall be made without setoff, counterclaim or deduction of any kind.

               (ii)On the second (2nd) Business Day of each calendar week or more frequently as aggregate cumulative payments in excess of $2,000,000 are received with respect to the Loans (other than the Swing Line Loan) (each, a "SETTLEMENT DATE"), Administrative Agent will advise each Lender by telephone or telecopy of the amount of such Lender's Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Loan. Provided that such Lender has made all payments required to be made by it and purchased all participations required to be purchased by it under this Agreement and the other Loan Documents as of such Settlement Date, Administrative Agent will pay to each Lender such Lender's Pro Rata Share of principal, interest and Fees paid by Borrowers since the previous Settlement Date for the benefit of that Lender on the Loans held by it. Such payments shall be made by wire transfer to such Lender's account (as specified by such Lender in ANNEX H or the applicable Assignment Agreement) not later than 1:00 p.m. (Chicago time) on the next Business Day following each Settlement Date.

          (b)AVAILABILITY OF LENDER'S PRO RATA SHARE. Administrative Agent may assume that each Lender will make its Pro Rata Share of each Revolving Credit Advance or Term Loan available to Administrative Agent on each funding date. If such Pro Rata Share is not, in fact, paid to Administrative Agent by such Lender when due, Administrative Agent will be entitled to recover such amount on demand from such Lender without set-off, counterclaim or deduction of any kind. If any Lender fails to pay the amount of its Pro Rata Share forthwith upon Administrative Agent's demand, Administrative Agent shall promptly notify Borrower Representative and Borrowers shall immediately repay such amount to Administrative Agent. Nothing in this SECTION 9.9(b) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Administrative Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrowers may have against any Lender as a result of any default by such Lender hereunder. To the extent that Administrative Agent advances funds to Borrowers on behalf of any Lender and is not reimbursed therefor on the same Business Day as such Advance or Term Loan is made, Administrative Agent shall be entitled to retain for its account all interest accrued on such Advance or Term Loan until reimbursed by the applicable Lender.

          (c)RETURN OF PAYMENTS.

               (i)If Administrative Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Administrative Agent from Borrowers and such related payment is not received by Administrative Agent, then Administrative Agent will be entitled to recover such amount from such Lender on demand without set-off, counterclaim or deduction of any kind.

               (ii)If Administrative Agent determines at any time that any amount received by Administrative Agent under this Agreement must be returned to Borrowers or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Administrative Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Administrative Agent on demand any portion of such amount that Administrative Agent has distributed to such Lender, together with interest at such rate, if any, as Administrative Agent is required to pay to Borrowers or such other Person, without set-off, counterclaim or deduction of any kind.

          (d)NON-FUNDING LENDERS. The failure of any Lender (such Lender, a "NON-FUNDING LENDER") to make any Revolving Credit Advance or to purchase any participation in any Swing Line Loan or make a Term Loan to be made or purchased by it on the date specified therefor shall not relieve any other Lender (each such other Lender, an "OTHER LENDER") of its obligations to make such Advance or purchase such participation or make such Term Loan on such date, but neither any Other Lender nor Administrative Agent shall be responsible for the failure of any Non-Funding Lender to make an Advance to be made, or to purchase a participation to be purchased or to make a Term Loan to be made, by such Non-Funding Lender, and no Non-Funding Lender shall have any obligation to Administrative Agent or any Other Lender for the failure by such Non-Funding Lender. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender (for so long as it shall remain in such status) shall not have any voting or consent rights under or with respect to any Loan Document or constitute a "Lender" or a "Revolving Lender" (or be included in the calculation of "Requisite Lenders" or "Requisite Revolving Lenders" hereunder) for any voting or consent rights under or with respect to any Loan Document.

          (e)DISSEMINATION OF INFORMATION. Administrative Agent will use reasonable efforts to provide Lenders with any notice of Default or Event of Default received by Administrative Agent from, or delivered by Administrative Agent to, any Credit Party, with notice of any Event of Default of which Administrative Agent has actually become aware and with notice of any action taken by Administrative Agent following any Event of Default; provided, however, that Administrative Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable solely to Administrative Agent's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

          (f)ACTIONS IN CONCERT. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including exercising any rights of set-off) without first obtaining the prior written consent of Administrative Agent or Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Administrative Agent.

10.   SUCCESSORS AND ASSIGNS

          10.1 SUCCESSORS AND ASSIGNS. This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of each Credit Party, Administrative Agent, Lenders and their respective successors and assigns (including, in the case of any Credit Party, a debtor-in-possession on behalf of such Credit Party), except as otherwise provided herein (including, without limitation, SECTION 6.1) or therein. No Credit Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Administrative Agent and Requisite Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by any Credit Party without the prior express written consent of Administrative Agent and Requisite Lenders shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Credit Party, Administrative Agent and Lenders with respect to the transactions contemplated hereby. Only the Syndication Agent and the Documentation Agent, and no other Person, shall be third party beneficiaries of the terms and provisions of this Agreement and the other Loan Documents.

11.  MISCELLANEOUS

          11.1 COMPLETE AGREEMENT; MODIFICATION OF AGREEMENT. The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in SECTION 11.2 below. Any letter of interest, commitment letter, and/or fee letter (other than the GE Capital Fee Letter) and/or confidentiality agreement between any Credit Party and Administrative Agent or any Lender or any of their respective affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement.

          11.2  AMENDMENTS AND WAIVERS.

          (a)Except for actions expressly permitted to be taken by Administrative Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any of the Notes, or any consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Administrative Agent and each Borrower, and by Requisite Lenders, Requisite Revolving Lenders or all affected Lenders, as applicable. Except as set forth in CLAUSES (b) and (c) below, all such amendments, modifications, terminations or waivers requiring the consent of any Lenders shall require the written consent of Requisite Lenders.

          (b)No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement which increases the percentage advance rates set forth in the definition of the Borrowing Base, or which makes less restrictive the nondiscretionary criteria for exclusion from Eligible Accounts set forth in SECTION 1.6, shall be effective unless the same shall be in writing and signed by Administrative Agent, Requisite Revolving Lenders and each Borrower. No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement which (i) waives compliance with the conditions precedent set forth in SECTION 2.2 to the making of any Loan or the incurrence of any Letter of Credit Obligations shall be effective unless the same shall be in writing and signed by Administrative Agent, Requisite Revolving Lenders and each Borrower or (ii) which waives compliance with the conditions precedent to Contingent Payment Loans contained in SECTION 2.2 or the provisions of SECTION 1.1(b)(vii) (including the definitions used therein) shall be effective unless the same shall be in writing and signed by Administrative Agent and Contingent Payment Lenders holding at least 50% of the Contingent Payment Loan Commitment and each Borrower. Notwithstanding anything contained in this Agreement to the contrary, no waiver or consent with respect to any Default (if in connection therewith Administrative Agent or Requisite Revolving Lenders, as the case may be, have exercised its or their right to suspend the making or incurrence of further Advances or Letter of Credit Obligations pursuant to SECTION 8.2(a)) or any Event of Default shall be effective for purposes of the conditions precedent to the making of Loans or the incurrence of Letter of Credit Obligations set forth in
SECTION 2.2 unless the same shall be in writing and signed by Administrative Agent, Requisite Revolving Lenders and each Borrower.

          (c)No amendment, modification, termination or waiver shall, unless in writing and signed by Administrative Agent and each Lender directly affected thereby, do any of the following: (i) increase the principal amount of any Lender's Commitment (which action shall be deemed to directly affect all Lenders); (ii) reduce the principal of, rate of interest on or Fees payable with respect to any Loan or Letter of Credit Obligations of any affected Lender; (iii) extend any scheduled payment date or final maturity date of the principal amount of any Loan of any affected Lender; (iv) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any affected Lender; (v) release any Guaranty or, except as otherwise permitted herein or in the other Loan Documents, permit any Credit Party to sell, release or otherwise dispose of any Collateral with a value exceeding $15,000,000 in the aggregate (which action shall be deemed to directly affect all Lenders); (vi) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for Lenders or any of them to take any action hereunder; and (vii) amend or waive this
SECTION 11.2 or the definitions of the terms "Requisite Lenders" or "Requisite Revolving Lenders" insofar as such definitions affect the
substance of this SECTION 11.2.   Furthermore, no amendment,
modification, termination or waiver affecting the rights or duties of Administrative Agent under this Agreement or any other Loan Document shall be effective unless in writing and signed by Administrative Agent, in addition to Lenders required hereinabove to take such action. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Administrative Agent to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No notice to or demand on any Credit Party in any case shall entitle such Credit Party or any other Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this SECTION 11.2 shall be binding upon each holder of the Notes at the time outstanding and each future holder of the Notes.

          (d)If, in connection with any proposed amendment, modification, waiver or termination (a "PROPOSED CHANGE") requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained being referred to as a "NON-CONSENTING LENDER"), then, so long as Administrative Agent is not a Non-Consenting Lender, at Borrower Representative's request Administrative Agent, or a Person acceptable to Administrative Agent, shall have the right with Administrative Agent's consent and in Administrative Agent's sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon Administrative Agent's request, sell and assign to Administrative Agent or such Person, all of the Commitments of such Non-Consenting Lender for an amount equal to the principal balance of all Loans held by the Non-Consenting Lender and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

          (e)UPON PAYMENT IN FULL IN CASH OF ALL OF THE OBLIGATIONS (OTHER THAN INDEMNIFICATION OBLIGATIONS UNDER SECTION 1.13), termination of the Commitments and a release of all claims against Administrative Agent and Lenders, and so long as no suits, actions, proceedings, or claims are pending or threatened against (and not otherwise secured to the satisfaction of) any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities, Administrative Agent shall deliver to Borrower Representative termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

          11.3 FEES AND EXPENSES. Borrowers shall reimburse Administrative Agent for all reasonable out-of-pocket expenses incurred in connection with the preparation of the Loan Documents (including the reasonable fees and expenses of all of its special loan counsel, advisors, consultants and auditors retained in connection with the Loan Documents and the Related Transactions and advice in connection therewith). Borrowers shall reimburse Administrative Agent (and, with respect to CLAUSES (c) and (d) below, all Lenders) for all reasonable out-of-pocket fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors (including environmental and management consultants and appraisers) for advice, assistance, or other representation in connection with:

          (a)THE FORWARDING TO BORROWERS OR ANY OTHER PERSON ON BEHALF OF BORROWERS BY ADMINISTRATIVE AGENT OF THE PROCEEDS OF THE LOANS;

          (b)any amendment, modification or waiver of, or consent with respect to, any of the Loan Documents or Related Transactions Documents or advice in connection with the administration of the Loans made pursuant hereto or its rights hereunder or thereunder;

          (c)Any litigation, contest, dispute, suit, proceeding or action (whether instituted by Administrative Agent, any Lender, any Borrower or any other Person) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection therewith or herewith, whether as party, witness, or otherwise, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against any Borrower or any other Person that may be obligated to Administrative Agent by virtue of the Loan Documents; including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Loans during the pendency of one or more Events of Default; PROVIDED that in the case of reimbursement of counsel for Lenders other than Administrative Agent, such reimbursement shall be limited to one counsel for all such Lenders;

          (d)any attempt to enforce any remedies of Administrative Agent against any or all of the Credit Parties or any other Person that may be obligated to Administrative Agent or any Lender by virtue of any of the Loan Documents; including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Loans during the pendency of one or more Events of Default; PROVIDED that in the case of reimbursement of counsel for Lenders other than Administrative Agent, such reimbursement shall be limited to one counsel for all such Lenders;

          (e)ANY WORK-OUT OR RESTRUCTURING OF THE LOANS DURING THE PENDENCY OF ONE OR MORE EVENTS OF DEFAULT; AND

          (f)efforts to (i) monitor the Loans or any of the other
Obligations, (ii) evaluate, observe or assess any of the Credit Parties or their respective affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral;

including all reasonable attorneys' and other professional and service providers' fees arising from such services, including those in connection with any appellate proceedings; and all reasonable out-of-pocket expenses, costs, charges and other fees incurred by such counsel and others in any way or respect arising in connection with or relating to any of the events or actions described in this SECTION 11.3 shall be payable, on demand, by Borrowers to Administrative Agent. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services; but shall not include general overhead expenses of Administrative Agent or any Lender. Borrowers agree to pay to Mortgagee (as defined in the Vessel Mortgage) all fees, expenses and compensation payable to Mortgagee in connection with the Vessel Mortgage.

          11.4 NO WAIVER. Administrative Agent's or any Lender's failure, at any time or times, to require strict performance by the Credit Parties of any provision of this Agreement and any of the other Loan Documents shall not waive, affect or diminish any right of Administrative Agent or such Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type. Subject to the provisions of SECTION 11.2, none of the undertakings, agreements, warranties, covenants and representations of any Credit Party contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Credit Party shall be deemed to have been suspended or waived by Administrative Agent or any Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Administrative Agent and the applicable required Lenders and directed to Borrower Representative specifying such suspension or waiver.

          11.5 REMEDIES. Administrative Agent's and Lenders' rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which Administrative Agent or any Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

          11.6 SEVERABILITY. Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          11.7 CONFLICT OF TERMS. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

          11.8 CONFIDENTIALITY. Administrative Agent and each Lender agree to use commercially reasonable efforts (equivalent to the efforts Administrative Agent or such Lender applies to maintaining the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to them by the Credit Parties and designated as confidential for a period of two (2) years following receipt thereof, except that Administrative Agent and each Lender may disclose such information (a) to Persons employed or engaged by Administrative Agent or such Lender in evaluating, approving, structuring or administering the Loans and the Commitments; (b) to any bona fide assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this SECTION
11.8 (and any such bona fide assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in CLAUSE (a) above); (c) as required or requested by any Governmental Authority or reasonably believed by Administrative Agent or such Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, in the opinion of Administrative Agent's or such Lender's counsel, required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any Litigation to which Administrative Agent or such Lender is a party; or (f) which ceases to be confidential through no fault of Administrative Agent or such Lender.

          11.9 GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH BORROWER HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN ANY BORROWER, ADMINISTRATIVE AGENT AND LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, PROVIDED, THAT ADMINISTRATIVE AGENT, LENDERS AND BORROWERS ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK AND, PROVIDED, FURTHER NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE ADMINISTRATIVE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF ADMINISTRATIVE AGENT. EACH BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH BORROWER HEREBY WAIVES ANY OBJECTION WHICH SUCH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH BORROWER AT THE ADDRESS SET FORTH IN ANNEX I OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH BORROWER'S ACTUAL RECEIPT THEREOF OR THREE (3) BUSINESS DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

          11.10 NOTICES. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this
SECTION 11.10), (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or billed to the account of the sender or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated on ANNEX I or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than any Borrower or Administrative Agent) designated on ANNEX I to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

          11.11 SECTION TITLES. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

          11.12 COUNTERPARTS. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

          11.13 WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG ADMINISTRATIVE AGENT, LENDERS AND BORROWER ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

          11.14 PRESS RELEASES. Each Credit Party executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of GE Capital or its affiliates or referring to this Agreement, the other Loan Documents or the Related Transactions Documents without at least two (2) Business Days' prior notice to GE Capital and without the prior written consent of GE Capital unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with GE Capital before issuing such press release or other public disclosure. Each Credit Party consents to the publication by Administrative Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement.

          11.15 REINSTATEMENT. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Borrower for liquidation or reorganization, should any Borrower become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of such Borrower's assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

          11.16 ADVICE OF COUNSEL; RELIANCE ON OPINIONS OF COUNSEL. Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of SECTIONS
11.9 and 11.13, with its counsel. The Credit Parties jointly and severally authorize and direct their legal counsel to address those legal opinions deliverable in connection with this Agreement to Administrative Agent (on behalf of Lenders) and authorize Administrative Agent and Lenders to rely upon such opinions.

          11.17 NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

          11.18 BORROWER REPRESENTATIVE. Any election to be made by the Borrowers hereunder may be made by Borrower Representative. Any notices to be given by or to the Borrowers may be given by or to Borrower
Representative.

12. CROSS-GUARANTY

          12.1 CROSS-GUARANTY. Each Borrower hereby agrees that such Borrower is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Administrative Agent and Lenders and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to Administrative Agent and Lenders by each other Borrower. Each Borrower agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, and that its obligations under this SECTION 12 shall be absolute and unconditional, irrespective of, and unaffected by,

          (a)the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan
Document or any other agreement, document or instrument to which any Borrower is or may become a party;

          (b)the absence of any action to enforce this Agreement
(including this SECTION 12) or any other Loan Document or the waiver or consent by Administrative Agent and Lenders with respect to any of the provisions thereof;

          (c)the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by Administrative Agent and Lenders in respect thereof (including the release of any such security);

          (d)the insolvency of any Borrower; or

          (e)any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor,

          (f)it being agreed by each Borrower that its obligations under this SECTION 12 shall not be discharged until the payment and performance, in full, of the Obligations has occurred. Each Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.

          12.2 WAIVERS BY BORROWERS. Each Borrower expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Administrative Agent or Lenders to marshall assets or to proceed in respect of the Obligations guaranteed hereunder against any other Borrower, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Borrower. It is agreed among each Borrower, Administrative Agent and Lenders that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this SECTION 12 and such waivers, Administrative Agent and Lenders would decline to enter into this Agreement.

          12.3 BENEFIT OF GUARANTY. Each Borrower agrees that the provisions of this SECTION 12 are for the benefit of Administrative Agent and Lenders and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Borrower and Administrative Agent or Lenders, the obligations of such other Borrower under the Loan Documents.

          12.4 SUBORDINATION OF SUBROGATION, ETC. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, each Borrower hereby expressly and irrevocably subordinates to payment of the Obligations any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the Obligations are indefeasibly paid in full in cash. Each Borrower acknowledges and agrees that this subordination is intended to benefit Administrative Agent and Lenders and shall not limit or otherwise affect such Borrower's liability hereunder or the enforceability of this SECTION 12, and that Administrative Agent, Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this SECTION 12.4.

          12.5 ELECTION OF REMEDIES. If Administrative Agent or any Lender may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving Administrative Agent or such Lender a Lien upon any Collateral, whether owned by any Borrower or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Administrative Agent or any Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this SECTION 12. If, in the exercise of any of its rights and remedies, Administrative Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other Person, whether because of any applicable laws pertaining to "election of remedies" or the like, each Borrower hereby consents to such action by Administrative Agent or such Lender and waives any claim based upon such action, even if such action by Administrative Agent or such Lender shall result in a full or partial loss of any rights of subrogation which each Borrower might otherwise have had but for such action by Administrative Agent or such Lender. Any election of remedies which results in the denial or impairment of the right of Administrative Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower's obligation to pay the full amount of the Obligations.
In the event Administrative Agent or any Lender shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Loan Documents, Administrative Agent or such Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Administrative Agent or such Lender but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Administrative Agent, Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this SECTION 12, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Administrative Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

          12.6  [RESERVED.]

          12.7  [RESERVED.]

          12.8 LIABILITY CUMULATIVE. The liability of Borrowers under this SECTION 12 is in addition to and shall be cumulative with all liabilities of each Borrower to Administrative Agent and Lenders under this Agreement and the other Loan Documents to which such Borrower is a party or in respect of any Obligations or obligation of the other Borrowers, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

          12.9  SUBORDINATION.

          (a)Each Borrower (each a "PAYEE BORROWER") hereby subordinates any and all indebtedness and/or obligations of any other Borrower (each, an "OTHER BORROWER") now or hereafter owing to such Payee Borrower (an "INTERCOMPANY OBLIGATION") to the full and prompt payment and performance of all of the Obligations. Following the occurrence and during the continuation of any Event of Default, any payments on such intercompany obligations to any such Payee Borrower, if Administrative Agent or the Requisite Lenders to request, shall be collected, enforced and received by such Payee Borrower, in trust, as trustee for Administrative Agent and shall be paid over to Administrative Agent on account of the Obligations, but without reducing or affecting in any manner the liability of such Payee Borrower under the other provisions of this Section 12. Administrative Agent is authorized and empowered, but not obligated, in its discretion following the occurrence and during the continuation of any Event of Default, (a) in the name of any such Payee Borrower, to collect and enforce, and to submit claims in respect of, any intercompany obligations of any Other Borrower to such Payee Borrower and to apply any amounts received thereon to the Obligations, and (b) to require each such Payee Borrower (i) to collect and enforce, and to submit claims in respect of, any intercompany obligations of any Other Borrower to such Payee Borrower, and (ii) to pay any amounts received on such intercompany obligations to Administrative Agent for application to the Obligations.

          (b)Without limiting any of the provisions set forth in subsection (a) above, upon any distribution of assets of Other Borrower in any dissolution, winding up, liquidation or reorganization (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

               (i)Administrative Agent and Lenders shall first be entitled to receive payment in full in cash of the Obligations before any Payee Borrower is entitled to receive any payment on account of the intercompany obligations owing to such Payee Borrower.

               (ii)Any payment or distribution of assets of any Other Borrower of any kind or character, whether in cash, property or securities, to which any Payee Borrower would be entitled except for the provisions of this Section 12.9, shall be paid by the liquidating trustee or Administrative Agent or other Person making such payment or distribution directly to Administrative Agent the extent necessary to make payment in full of all Obligations remaining unpaid after giving effect to any concurrent payment or distribution or provisions therefor to Administrative Agent for itself and Lenders.

               (iii)In the event that notwithstanding the foregoing provisions of this Section 12.9, any payment or distribution of assets of any Other Borrower of any kind or character, whether in cash, property or securities, shall be received by any Payee Borrower on account of any intercompany obligations owing to such Payee Borrower before all Obligations are paid in full, such payment or distribution shall be received and held in trust for and shall be paid over to Administrative Agent for itself and Lenders for application to the payment of the Obligations until all of the Obligations shall have been paid in full, after giving effect to any concurrent payment or distribution or provision therefor to Administrative Agent for itself and Lenders.

                        ([Signature Page Follows]

IN WITNESS WHEREOF, this Credit Agreement has been duly executed as of the date first written above.

                              CARDINAL HOLDING CORP.



                              By:
                                 Name:
                                 Title:

                              CARDINAL SERVICES, INC.



                              By:
                                 Name:
                                 (Title:

                              SUB-SURFACE TOOLS, INC.



                              By:
                                 Name:
                                 Title:

                              STABIL DRILL SPECIALTIES, INC.



                              By:
                                 Name:
                                 Title:

                              SUPERIOR WELL SERVICE, INC.



                              By:
                                 Name:
                                 Title:






                              NAUTILUS PIPE & TOOL RENTAL, INC.



                              By:
                                 Name:
                                 Title:

                              ACE RENTAL TOOLS, INC.



                              By:
                                 Name:
                                 Title:

                              CONNECTION TECHNOLOGY, LTD.



                              By:
                                 Name:
                                 Title:

                              FASTORQ, INC.



                              By:
                                 Name:
                                 Title:

                              F. & F. WIRELINE SERVICE, INC.



                              By:
                                 Name:
                                 Title:

                              OIL STOP, INC.



                              By:
                                 Name:
                                 Title:


                              STEERABLE ROTARY TOOLS, L.L.C.



                              By:
                                 Name:
                                 Title:

                              HYDRO-DYNAMICS OILFIELD CONTRACTORS, INC.



                              By:
                                 Name:
                                 Title:

                              1105 PETERS ROAD, INC.



                              By:
                                 Name:
                                 Title:

                              1209 PETERS ROAD, INC.



                              By:
                                 Name:
                                 Title:

                              DIMENSIONAL OIL FIELD SERVICES, INC.



                              By:
                                 Name:
                                 Title:

                              SUPERIOR BAREBOAT CHARTERS, INC.



                              By:
                                 Name:
                                 Title:

                              TONG RENTALS AND SUPPLY COMPANY, INC.



                              By:
                                 Name:
                                 Title:

                              SUPERIOR ENERGY SERVICES, INC.



                              By:
                                 Name:
                                 Title:

                              GENERAL ELECTRIC CAPITAL CORPORATION,
                              as Administrative Agent and Lender



                              By:
                                 Name:
                                 Title:

                              Revolving Loan Commitment (including a Swing
                              Line Commitment of $5,000,000): $20,000,000

                              Term Loan A Commitment: $20,000,000

                              Term Loan B Commitment: $90,000,000

                              Contingent Payment Commitment: $22,000,000